   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 22, 1998
                                                    REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         ------------------------------

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                 PROTECTION ONE, INC.                            PROTECTION ONE ALARM MONITORING, INC.
(Exact Name of Registrant as Specified in Its Charter)  (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                   92-1063818                   DELAWARE                   93-1064579
      (State or Other            (I.R.S. Employer             (State or Other            (I.R.S. Employer
      Jurisdiction of           Identification No.)           Jurisdiction of           Identification No.)
     Incorporation or                                        Incorporation or
       Organization)                                           Organization)

                                      7382
            (Primary Standard Industrial Classification Code Number)

(For Co-Registrants, please see "Table of Co-Registrants" on the following page)

                                                                      JAMES M. MACKENZIE, JR.
                                                               PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                                                        PROTECTION ONE, INC.
                 6011 BRISTOL PARKWAY                                   6011 BRISTOL PARKWAY
            CULVER CITY, CALIFORNIA 90230                          CULVER CITY, CALIFORNIA 90230
                    (310) 342-6300                                         (310) 342-6300
 (Address, Including Zip Code, and Telephone Number,     (Name, Address, Including Zip Code, and Telephone
                                                                              Number,
    Including Area Code, of Registrants' Principal           Including Area Code, of Agent For Service)
                   Executive Office)

                                   Copies to:
                               JEREMY W. DICKENS
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                              DALLAS, TEXAS 75201
                                 (214) 746-7700

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is a compliance with General Instruction G, check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------

     If this form is a post-effective amendment filed pursuant to the Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
---------
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                           PROPOSED            PROPOSED
                                                                            MAXIMUM             MAXIMUM
             TITLE OF EACH CLASS OF                  AMOUNT TO BE       OFFERING PRICE         AGGREGATE           AMOUNT OF
           SECURITIES TO BE REGISTERED                REGISTERED           PER UNIT         OFFERING PRICE    REGISTRATION FEE(1)
---------------------------------------------------------------------------------------------------------------------------------
7 3/8% Senior Notes due 2005.....................    $250,000,000            100%            $250,000,000           $73,750
---------------------------------------------------------------------------------------------------------------------------------
Senior Guarantees(2).............................         --                  --                  --                  --
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

(1) Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

(2) The 7 3/8% Senior Notes due 2005 are fully and unconditionally guaranteed by the Guarantors on an unsecured, senior basis. No separate consideration will be paid in respect of the guarantees in accordance with Rule 457(n)under the Securities Act.
                         ------------------------------

    THE CO-REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE CO-REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
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--------------------------------------------------------------------------------

                            TABLE OF CO-REGISTRANTS

                                                       STATE OR        PRIMARY STANDARD         IRS
                                                         OTHER            INDUSTRIAL          EMPLOYER
                                                    JURISDICTION OF     CLASSIFICATION     IDENTIFICATION
                       NAME                          INCORPORATION       CODE NUMBER           NUMBER
                       ----                         ---------------    ----------------    --------------
WestSec, Inc. ....................................       Kansas              7382            75-2683068
Westar Security, Inc. ............................       Kansas              7382            48-1169432
Network Holdings, Inc. ...........................     Delaware              7382            75-2418786
Network Multi-Family Security Corporation.........     Delaware              7382            75-2050133
DSC Enterprises, Inc. ............................     Maryland              7382            52-1949951
Comsec/Narragansett Security, Inc. ...............     Delaware              7382            06-1093130

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

                SUBJECT TO COMPLETION, DATED SEPTEMBER 22, 1998

PROSPECTUS
                       OFFER TO EXCHANGE ALL OUTSTANDING
                          7 3/8% SENIOR NOTES DUE 2005
                                      FOR
                          7 3/8% SENIOR NOTES DUE 2005
                                       OF

                     PROTECTION ONE ALARM MONITORING, INC.,
                                   AS ISSUER
                                      AND
          PROTECTION ONE, INC., WESTSEC, INC., WESTAR SECURITY, INC.,
     NETWORK HOLDINGS, INC., NETWORK MULTI-FAMILY SECURITY CORPORATION, DSC
                               ENTERPRISES, INC.
              AND COMSEC/NARRAGANSETT SECURITY, INC. AS GUARANTORS

    Protection One Alarm Monitoring, Inc., a Delaware corporation ("Monitoring"), and the Guarantors (as defined) hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the letter of transmittal accompanying this Prospectus (the "Letter of Transmittal," which together constitute the "Exchange Offer"), to exchange $1,000 principal amount of 7 3/8% Senior Notes due 2005 (the "New Notes") issued by Monitoring for each $1,000 principal amount of 7 3/8% Senior Notes due 2005 (the "Old Notes") issued by Monitoring (the "Original Offering"), of which an aggregate principal amount of $250.0 million is outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act"), and, except for certain transfer restrictions, registration rights and terms providing for an increase in the interest rate on the Old Notes under certain events relating to registration of the New Notes. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the same benefits of, the Senior Debt Indenture (as defined) governing the Old Notes. The Exchange Offer is being made in order to satisfy certain contractual obligations of Monitoring and the Guarantors (as defined). See "The Exchange Offer" and "Description of the New Notes." The New Notes and the Old Notes are sometimes collectively referred to herein as the "Notes".
                         ------------------------------
      SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NEW NOTES.
                         ------------------------------
    The New Notes will bear interest at the rate of 7 3/8% per annum, payable semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 1999, and will mature on August 15, 2005. The New Notes will be redeemable, in whole or in part, at the option of Monitoring at any time and from time to time at a redemption price equal to the Make-Whole Price (as defined). See "Description of the New Notes -- Optional Redemption." In addition, in the event of a Change of Control Triggering Event (as defined), each holder of the New Notes will have the right to require Monitoring to repurchase all or any part of such holder's Notes at a repurchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and liquidated damages, if any, thereon to the date of purchase.

    The New Notes will be general unsecured obligations of Monitoring and will rank pari passu in right of payment with all senior indebtedness, whenever incurred, of Monitoring, including the Company's Senior Credit Facility (as defined), and senior in right of payment to all subordinated indebtedness, whenever incurred, of Monitoring, including Monitoring's 13 5/8% Senior Subordinated Discount Notes due 2005 (the "Discount Notes") and the 6 3/4% Convertible Senior Subordinated Notes due 2003 (the "Convertible Notes"). See "Description of the New Notes." The Notes will be fully and unconditionally guaranteed (the "Guarantees") on a senior unsecured basis by the Guarantors. The Guarantees will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the respective Guarantors. See "Description of the New Notes -- General" and "-- Certain Covenants -- Subsidiary Guarantees."
                         ------------------------------

    MONITORING WILL ACCEPT FOR EXCHANGE ANY AND ALL OLD NOTES VALIDLY TENDERED
AND NOT WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON         , 1998 (THE
TWENTY-FIRST DAY FOLLOWING THE INITIATION OF THE EXCHANGE OFFER), UNLESS EXTENDED (AS SO EXTENDED, SUCH TIME AND DATE BEING THE "EXPIRATION DATE"). TENDERS OF OLD NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE. THE EXCHANGE OFFER IS SUBJECT TO CERTAIN CUSTOMARY CONDITIONS. SEE "THE EXCHANGE OFFER."

    In order for a holder of Old Notes to participate in an Exchange Offer, such holder must represent to Monitoring that, among other things, (i) the New Notes acquired pursuant to such Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the holder of the Old Notes, (ii) neither the holder nor any such other person is engaging or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes within the meaning of the Securities Act, (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Monitoring or any Guarantor, and (v) if such holder or other person is a broker-dealer, that it will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of marketmaking activities or other trading activities. See "The Exchange Offer -- Purpose and Effect."

    Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities.

    No public market existed for the Old Notes before the Exchange Offer. Monitoring currently does not intend to list the New Notes on any securities exchange or to seek approval for quotation through any automated quotation system, and no active public market for the New Notes is currently anticipated. Monitoring will pay all the expenses incident to the Exchange Offer.

    The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange pursuant to the Exchange Offer.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                 THE DATE OF THIS PROSPECTUS IS         , 1998.

                             AVAILABLE INFORMATION

     POI and Monitoring are, and the other Guarantors will be, subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the following regional offices of the Commission: The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning Monitoring are also filed with the National Association of Securities Dealers, Inc., as a result of the listing of Common Stock of POI on the Nasdaq Stock Market, and may be inspected at its offices at 1735 K Street, N.W., Washington, D.C. 20006.

     Whether or not the Company is obligated under the Exchange Act to file such reports, information and documents in the future, Monitoring, while any of the Notes remain outstanding, will furnish to the holders of the Notes and file with the Commission (unless the Commission will not accept such a filing) (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports. In addition, while any Notes remain outstanding, Monitoring will make available to any holder or prospective purchaser of the Notes the information required pursuant to Rule 144A(d)(4) promulgated under the Securities Act, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act.

     THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL INFORMATION ABOUT THE COMPANY THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS DOCUMENT. SUCH INFORMATION IS AVAILABLE WITHOUT CHARGE TO SECURITY HOLDERS UPON WRITTEN OR ORAL REQUEST. SUCH REQUEST MUST BE MADE TO MONTGOMERY W. CORNELL, TREASURER AND DIRECTOR OF INVESTOR RELATIONS, PROTECTION ONE, INC., 4221 WEST JOHN CARPENTER FREEWAY, IRVING, TEXAS 75063, TELEPHONE NUMBER (972) 916-6044. TO OBTAIN TIMELY DELIVERY, SECURITY HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN FIVE BUSINESS DAYS BEFORE THE DATE THEY MUST MAKE THEIR INVESTMENT DECISION. SUCH
INFORMATION MUST BE REQUESTED BY          , 1998.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents have been filed with the Commission and are incorporated herein by reference:

          (a) The Annual Report on Form 10-K of POI and Monitoring for the fiscal year ended December 31, 1997; and

          (b) The Quarterly Reports on Form 10-Q of POI and Monitoring for the fiscal quarters ended March 31, 1998 and June 30, 1998.

     All documents filed by POI and Monitoring pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the consummation of the transaction contemplated by this Prospectus are a part of and shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such document.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

     POI and Monitoring will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Montgomery W. Cornell, Vice President and Treasurer, Protection One, Inc., 6225 N. Hwy. 161, Suite 400, Irving, Texas 75038, telephone number (972) 916-6044.

     The public may read and copy any materials filed with the Commission by POI and Monitoring at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                           FORWARD-LOOKING STATEMENTS

     This Prospectus and the materials incorporated by reference herein and therein include "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as the Company or its management "believes," "expects," "anticipates," "foresees" or other words or phrases of similar import. Similarly, statements herein that describe the Company's business strategy, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations of the Company include, among others: (i) the Company's leverage and capital structure; (ii) the impact of the Company's acquisition strategy on its operations; (iii) the Company's need for additional capital and history of losses; (iv) subscriber account attrition; (v) the risks and uncertainties related to the Company's dealer program; (vi) the impact of accounting differences for account purchases and new installations; (vii) the possible adverse effect of false alarm ordinances and future government regulations; (viii) risks of liability from operations; and (ix) competition in the security alarm industry. For information with respect to these and other factors, see "Risk Factors." Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this Prospectus and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                              CERTAIN DEFINITIONS

     As used in this Prospectus, (i) "MRR" means monthly recurring revenue that the Company is entitled to receive under contracts in effect at the end of the referenced period, (ii) "POI" means Protection One, Inc., (iii) "Company" and "Protection One" means, collectively, POI and its direct and indirect wholly owned subsidiaries, and (iv) "Guarantors" means, collectively, POI, WestSec, Inc. ("WestSec"), Westar Security, Inc. ("Westar"), Network Holdings, Inc. ("Network Holdings"), Network Multi-Family Security Corporation ("Network"), DSC Enterprises, Inc. ("DSC"), and Comsec/Narragansett Security, Inc. ("Comsec").

                               PROSPECTUS SUMMARY

     The following information does not purport to be complete and is qualified in its entirety by the detailed information appearing elsewhere in this Prospectus. Prospective investors should carefully consider the matters discussed under the caption "Risk Factors."

                                  THE COMPANY

     Protection One is a leading provider of security alarm monitoring and related services in the United States, with approximately 1.3 million subscribers as of July 1998. The Company has grown rapidly by participating in both the expansion and the consolidation of the security alarm monitoring industry.

     Protection One's revenues consist primarily of recurring payments for monitoring and related services. Protection One monitors digital signals communicated by security systems installed at subscribers' premises. Security systems are designed to detect burglaries, fires and other events. Through a network of approximately 65 service branches, the Company provides repair of security systems and, in select markets, armed response to verify that an actual emergency has occurred.

     The Company provides its services to the residential, commercial and wholesale segments of the alarm monitoring market. The Company believes the residential segment, which represents in excess of 80% of its customer base, is the most attractive because of its stronger growth prospects, higher gross margins and larger potential size. Of the Company's customer base, approximately 62% reside in single-family households and approximately 19% reside in multi-family complexes such as apartments and condominiums. Commercial subscribers represent 12% of the customer base and subscribers served by independent alarm dealers that subcontract monitoring services to the Company represent 7% of the customer base. Protection One intends to grow its presence in each of these key market segments, although the residential market remains the most important for the Company's growth strategy.

RECENT DEVELOPMENTS

     Since November 1997, Protection One has transformed itself from a regional company into a nationwide provider of security alarm services through a series of significant acquisitions. The most important of these acquisitions was the November 1997 combination with the security business of Western Resources, a transaction that increased the Company's size by approximately 440,000 subscribers.

     Subsequent to the transaction consummated on November 24, 1997 in which POI combined with WestSec, Inc., a Kansas corporation and wholly owned subsidiary of Monitoring ("WestSec"), and Westar Security, Inc., a Kansas corporation and direct, wholly owned subsidiary of POI ("Westar"; the "Combination") and through June 1998, the Company used its strengthened financial position and national infrastructure to acquire more than 500,000 subscribers, obtain a leading position in the multi-family market segment and enter new markets in the United Kingdom and Canada. As a result of these latest acquisitions, the Company has further expanded its geographic reach and increased its customer density in key markets and expects to realize operating efficiencies through the integration of acquired operations.

     In June 1998, Protection One issued approximately $400 million of its Common Stock in a concurrent public offering and private placement (collectively, the "Equity Offerings"), using the proceeds to repay borrowings under its Senior Credit Facility (as defined) and to repurchase a portion of its Discount Notes. As a result of this reduction in the Company's indebtedness, management believes the Company is well positioned to pursue further subscriber growth over the next several years.

     On August 6, 1998, Protection One acquired, through a wholly-owned subsidiary, approximately 69.4% of the outstanding shares of Compagnie Europeenne de Telesecurite ("CET"), a French security alarm company, at a purchase price of 450 FFR (or approximately $76.06) per share, for a total of approximately $99.7 million. CET has approximately 60,000 subscribers and 36 branch offices, located primarily in France, as well as Belgium, Germany, the Netherlands and Switzerland, and operates two state of the art monitoring facilities located in Paris and Marseilles.

     Protection One has also initiated a public tender offer for the remaining shares of CET, in accordance with French law, also at 450 FFR per share. The completion of the tender offer is expected by the end of September, although there can be no assurance that such tender offer will be completed on such terms or at all. The acquisition of the shares of CET on August 6, 1998 and the tender offer are hereinafter referred to as the "CET Acquisition." In connection with the CET Acquisition, the commitment under the Senior Credit Facility was increased to $472.8 million.

     The Company's principal executive offices are located at 6011 Bristol Parkway, Culver City, California 90230, telephone (310) 342-6300.

                               THE EXCHANGE OFFER

THE EXCHANGE OFFER.........  Monitoring hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the Letter of Transmittal to exchange $1,000 principal amount of New Notes issued by Monitoring for each $1,000 principal amount the Old Notes issued by Monitoring, of which an aggregate principal amount of $250.0 million is outstanding. The form and terms of the New Notes are identical to the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act, and will not bear any legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Senior Debt Indenture governing the Old Notes. The Exchange Offer is being made in order to satisfy certain contractual obligations of Monitoring. See "The Exchange Offer" and "Description of the New Notes."

                             Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to Monitoring and the Guarantors, Monitoring and the Guarantors believe that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, sold and otherwise transferred by any registered person receiving the New Notes, whether or not that person is the registered holder (other than any such holder or such other person that is
                             (i) an "affiliate" of Monitoring or the Guarantors within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer who purchased Old Notes directly from Monitoring to resell pursuant to Rule 144A or any other available exception under the Securities Act or (iii) a person participating in the distribution of the New Notes), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that (i) the New Notes are acquired in the ordinary course of business of that holder or such other person, (ii) neither the holder nor such other person is engaging in or intends to engage in a distribution of the New Notes, and (iii) neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes. See "The Exchange Offer -- Purpose and Effect." Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where those Old Notes were acquired by the broker-dealer as a result of its market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of these New Notes. See "Plan of Distribution."

REGISTRATION RIGHTS
AGREEMENT..................  The Old Notes were sold by Monitoring on August 17,
                             1998, in a private placement in reliance on Section 4(2) of the Securities Act and immediately resold by the initial purchasers thereof in reliance on Rule 144A under the Securities Act. In connection with the sale, Monitoring and the Guarantors entered into a Registration Rights Agreement with the initial purchasers of the Old Notes (the "Registration Rights Agreement") requiring Monitoring and the Guarantors to make the Exchange Offer. The Registration Rights Agreement further provides that Monitoring and the Guarantors must use their reasonable best efforts to (i) cause the Registration Statement with respect to the Exchange Offer to be declared effective on or before December 15, 1998 and (ii) consummate the Exchange Offer on or before the 45th business day following the date on which the Registration Statement is declared effective. See "The Exchange Offer -- Purpose and Effect." If such registration requirements are not complied with by the applicable deadlines, Monitoring and the Guarantors must pay liquidated damages ("Liquidated damages") to the holders of Transfer Restricted Securities (as defined) as set forth in the Registration Rights Agreement.

EXPIRATION DATE............  The Exchange Offer will expire at 5:00 p.m., New
                             York City time,             , 1998 (the
                             twenty-first day following the initiation of the Exchange Offer) or such later date and time to which it is extended by Monitoring and the Guarantors.

WITHDRAWAL.................  The tender of the Old Notes pursuant to the
                             Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any Old Notes not accepted for exchange for any reason will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.

INTEREST ON THE NEW NOTES
AND THE OLD NOTES..........  Interest on each New Note will accrue from the date of issuance of the Old Note for which the New Note is exchanged or from the date of the last periodic payment of interest on such Old Note, whichever is later. No additional interest will be paid on Old Notes tendered and accepted for exchange.

CONDITIONS TO THE EXCHANGE
  OFFER....................  The Exchange Offer is subject to certain customary conditions, certain of which may be waived by Monitoring. See "The Exchange Offer -- Conditions to Exchange Offer."

PROCEDURES FOR TENDERING
OLD NOTES..................  Each holder of the Old Notes wishing to accept the
                             Exchange Offer must complete, sign and date the Letter of Transmittal, or a copy thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver the Letter of Transmittal, or the copy, together with the Old Notes and any other required documentation, to the Exchange Agent (as defined) at the address set forth herein. Persons holding the Old Notes through the Depository Trust Company ("DTC") and wishing to accept the Exchange Offer must do so pursuant to the DTC's Automated Tender Offer Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal. By executing or agreeing to be bound by the Letter of Transmittal, each holder will represent to Monitoring and the Guarantors that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder of the Old Notes,
                             (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Monitoring or the Guarantors. Pursuant to the Registration Rights Agreement if (i) Monitoring determines that it is not permitted to effect the Exchange Offer as contemplated hereby because of any applicable law or Commission policy, or (ii) any holder of Transfer Restricted Securities (as defined) notifies Monitoring prior to the 20th day following consummation of the Exchange Offer (a) that it is prohibited by law or Commission policy from participating in the Exchange Offer (b) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales or (c) that it is a broker-dealer and owns Old Notes acquired directly from Monitoring or an affiliate of Monitoring, Monitoring is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes.

                             Monitoring will accept for exchange any and all Old Notes which are properly tendered (and not withdrawn) in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date. See "The Exchange Offer -- Terms of the Exchange Offer."

EXCHANGE AGENT.............  The Bank of New York is serving as Exchange Agent
                             (the "Exchange Agent") in connection with the Exchange Offer.

FEDERAL INCOME TAX
  CONSIDERATIONS...........  The exchange pursuant to the Exchange Offer should not be a taxable event for federal income tax purposes. See "Certain Federal Income Tax Considerations."

EFFECT OF NOT TENDERING....  Old Notes that are not tendered or that are tendered but not accepted will, following the completion of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Monitoring and the Guarantors will have no further obligation to provide for the registration under the Securities Act of such Old Notes.

                                 THE NEW NOTES

ISSUER.............................    Protection One Alarm Monitoring, Inc.

SECURITIES OFFERED.................    $250,000,000 aggregate principal amount
                                       of 7 3/8% Senior Notes due 2005.

MATURITY...........................    August 15, 2005.

INTEREST PAYMENT DATES.............    February 15 and August 15 of each year,
                                       commencing on February 15, 1999.

GUARANTEES.........................    The New Notes will be fully and
                                       unconditionally guaranteed on a senior
                                       unsecured basis by the Guarantors. The
                                       Guarantees will be unsecured and will
                                       rank pari passu with all other unsecured and unsubordinated indebtedness of the respective Guarantors. See "Description of the New Notes -- General" and
                                       "-- Certain Covenants -- Subsidiary
                                       Guarantees."

RANKING............................    The New Notes will be general unsecured
                                       obligations of Monitoring and will rank
                                       pari passu in right of payment with all
                                       senior indebtedness, whenever incurred,
                                       of Monitoring, including that certain
                                       credit agreement, as
                                       amended to date, between the Company and Westar Capital (the "Senior Credit
                                       Facility"), and senior in right of
                                       payment to all subordinated indebtedness, whenever incurred, of Monitoring, including the Discount Notes and the Convertible Notes. See "Description of the New Notes -- General."

OPTIONAL REDEMPTION................    The New Notes will be redeemable, in
                                       whole or in part, at the option of
                                       Monitoring at any time and from time to
                                       time at a redemption price equal to the
                                       Make-Whole Price. See "Description of the
                                       New Notes -- Optional Redemption."

SINKING FUND.......................    None.

CHANGE OF CONTROL..................    Upon the occurrence of a Change of
                                       Control Triggering Event, each holder of the New Notes will have the right to require Monitoring to repurchase such holders' New Notes, in whole or in part, at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase. In the event that at any time
                                       (i) both Rating Agencies (as defined)
                                       assign the New Notes an Investment Grade
                                       Rating (as defined) and (ii) no Default
                                       (as defined) or Event of Default (as
                                       defined) has occurred and is continuing
                                       under the indenture governing the Notes
                                       (the "Senior Debt Indenture"), the
                                       provisions of the Senior Debt Indenture
                                       with respect to a Change of Control
                                       Triggering Offer (as defined) will be
                                       permanently terminated.

COVENANTS..........................    The Senior Debt Indenture contains
                                       certain covenants, including but not
                                       limited to, (i) restrictions on the
                                       creation of liens securing indebtedness
                                       and (ii) limitations on sale and
                                       leaseback transactions.

                                  RISK FACTORS

     The risk factors that holders of Old Notes should consider in connection with the Exchange Offer and that prospective investors in the New Notes should consider include, but are not limited to: (i) consequences of the failure to exchange the Old Notes, (ii) the Company's leverage, (iii) the impact of the Company's acquisition strategy on operations, (iv) the attrition of subscriber accounts, (v) the Company's history of losses, (vi) the control of the Company by Western Resources (as defined) and Westar Capital (as defined), (vii) the Company's need for additional capital, (viii) the risk related to the Dealer Program, (ix) the possible adverse effect of "false alarm" ordinances, (x) the possible effect of future government regulations and the risk of litigation,
(xi) the liability from the Company's operations, (xii) the impact of accounting differences for account purchases and new installations, (xiii) the Company's competition, (xix) the impact of declines in new construction of multi-family dwellings, (xv) the impact of the year 2000 issue, (xvi) the repurchase of the Notes upon a change of control triggering event, (xvii) the risks arising under bankruptcy laws, and (xviii) the absence of a public market for the Notes.

                                  RISK FACTORS

     Prospective investors should carefully consider the risk factors set forth below, as well as the other information set forth in this Prospectus, before making an investment in the New Notes. This Prospectus contains forward-looking statements which involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors set forth below.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

     Holders of Old Notes who do not exchange their Old Notes for New Notes pursuant to the Exchange Offer will continue to be subject to the provisions in the Indenture regarding transfer and exchange of the Old Notes and the restrictions on transfer of such Old Notes as set forth in the legend thereon as a consequence of the issuance of the Old Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Old Notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws. Monitoring does not currently anticipate that it will register Old Notes under the Securities Act. See "The Exchange Offer -- Purpose and Effect." Based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties, Monitoring believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of Monitoring within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders, other than broker-dealers, have no arrangement or understanding with any person to participate in the distribution of such New Notes. However, the Commission has not considered the Exchange Offer in the context of a no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer as in such other circumstances. Each holder, other than a broker-dealer, must acknowledge that it is not engaged in, and does not intend to engage in, a distribution of such New Notes and has no arrangement or understanding to participate in a distribution of New Notes. If any holder is an affiliate of Monitoring or the Guarantors or is engaged in or intends to engage in or has any arrangement or understanding with respect to the distribution of the New Notes to be acquired pursuant to the Exchange Offer, such holder (i) may not rely on the applicable interpretations of the staff of the Commission and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer must acknowledge that such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities and that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. In addition, to comply with the securities laws of certain jurisdictions, if applicable, the New Notes may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or an exemption from registration or qualification is available and is complied with. Monitoring and the Guarantors have agreed, pursuant to the Registration Rights Agreement, subject to certain limitations specified therein, to cooperate with the holders to register or qualify the New Notes for offer or sale under the securities laws of such jurisdiction as any holder reasonably requests. Unless a holder so requests, Monitoring does not currently intend to register or qualify the sale of the New Notes in any such jurisdictions. See "The Exchange Offer."

LEVERAGE

     The Company has substantial indebtedness. As of June 30, 1998, on a pro forma basis after giving effect to the offering of the Old Notes (the "Offering") (and the use of the proceeds therefrom), as though all such events had occurred at such date, the Company would have had approximately $544.0 million of indebtedness outstanding, and there would have been approximately $283.5 million available for future borrowings under the Senior Credit Facility. Subsequent to June 30, 1998, the commitment under the Senior Credit Facility was increased from $292.8 million to $472.8 million in connection with the acquisition of approximately 69.4% of the outstanding shares of CET. For the six months ended June 30, 1998 and the year ended December 31, 1997, earnings were insufficient to cover fixed charges by $2.1 million and $82.3 million, respectively. The Company may incur additional indebtedness in the future, subject to certain limitations contained and to be contained in the various indentures and credit agreements governing the Company's outstanding indebtedness, and expects to do so in order to fund future additions of subscriber accounts through purchases in connection with the Dealer Program and future acquisitions of subscriber account portfolios as part of its business strategy. To the extent the Company will need to rely on funds under the Senior Credit Facility beyond its current maturity of March 30, 1999, the Company believes that it will be able to obtain further extensions of the maturity date of the Senior Credit Facility from time to time, or will be able to refinance the Senior Credit Facility prior to its present maturity date, although there can be no assurance that the Company will be able to do so. A portion of the consolidated debt of the Company bears interest at floating rates; therefore, the financial results of the Company are and will continue to be affected by changes in prevailing interest rates. As of July 31, 1998, the Company had approximately $304.7 million of debt outstanding bearing interest at floating interest rates.

     The Company's degree of leverage may have important consequences to holders of the New Notes, including the following: (i) the Company's ability to obtain additional financing in the future for working capital, the Dealer Program, acquisitions of portfolios of subscriber accounts, capital expenditures, general corporate purposes or other purposes may be impaired; (ii) the indenture under which Monitoring's Discount Notes were issued (the "Discount Notes Indenture"), the indenture under which the Convertible Notes were issued (the "Convertible Notes Indenture") and the Senior Credit Facility contain, and are expected to continue to contain, certain restrictive covenants, including covenants under the Senior Credit Facility that require the Company to obtain the consent of the lenders under the Senior Credit Facility to certain actions by the Company and to maintain certain financial ratios in order to undertake significant acquisitions of portfolios of subscriber accounts, all of which may impose limitations on the Company's ability to execute its business strategy; (iii) the Company may be more vulnerable to a downturn in the Company's business or the economy generally; and (iv) the Company's ability to compete against other less leveraged companies may be adversely affected.

IMPACT OF ACQUISITION STRATEGY ON OPERATIONS

     A principal element of the Company's business strategy is to grow rapidly by acquiring portfolios of alarm monitoring accounts. During the 1992-1997 period, acquisitions were the primary source of the Company's growth; however, the Dealer Program has become an increasingly important component of the Company's growth. Since November 1997, Protection One has completed 20 transactions, thereby adding approximately 1.0 million subscribers. The Combination and subsequent acquisitions have placed and will continue to place substantial demands on the Company's management, operational resources and financial and internal control systems. The Company's future operating results will depend in part on the Company's ability to continue to implement and improve the Company's operating and financial controls and to expand, train and manage the Company's employee base. Significant changes in quarterly revenues and costs may result from the Company's execution of its business strategy, resulting in fluctuating financial results. Additionally, management of growth may limit the time available to the Company's management to attend to other operational, financial and strategic issues. Moreover, due to the continuing consolidation of the security alarm monitoring industry and the acquisition by the Company and other alarm companies of a number of large portfolios of subscriber accounts, there may in the future be fewer large portfolios of subscriber accounts available for acquisition. The Company faces competition for the acquisition of portfolios of subscriber accounts, and may be required to offer higher prices for subscriber accounts it acquires in the future than the Company has in the past. See "-- Competition." There can be no assurance that the Company will be able to find acceptable acquisition candidates or, if such candidates are identified, that acquisitions can be consummated on terms acceptable to the Company.

     Acquisitions of portfolios of subscriber accounts involve a number of risks, including the possibility of unanticipated problems not discovered prior to the acquisition, higher than expected account attrition and the diversion of management's attention from other business activities in order to focus on the integration of accounts. For acquisitions that are structured as stock purchases of other companies, the Company may assume unexpected liabilities and must dispose of unnecessary or undesirable assets of the acquired companies. Because the Company's primary consideration in acquiring a portfolio of subscriber accounts is the MRR associated with the purchased accounts, the price paid by the Company is customarily directly tied to such MRR. The price paid varies based on the number and quality of accounts being purchased from the seller, the historical activity of such accounts and other factors. The seller typically does not have audited historical financial information with respect to the acquired accounts. In making acquisition decisions, the Company generally has relied on management's knowledge of the industry, due diligence procedures and representations and warranties of the sellers. There can be no assurance that such representations and warranties are true and complete or, if such representations and warranties are inaccurate, that the Company will be able to uncover such inaccuracies in the course of its due diligence or recover damages from the seller in an amount sufficient to fully compensate the Company for any resulting losses. The Company expects that future acquisitions will present at least the same risks to the Company as its prior acquisitions.

     An important aspect of the Company's acquisition program is the integration of subscriber accounts into the Company's operations after purchase. Depending on the size, frequency and location of acquisitions, the integration of subscribers may adversely affect the provision of field repair services to existing subscribers, which may cause subscriber attrition to increase. In addition, if the Company's corporate or branch operations fail to integrate a substantial portion of or do not adequately service acquired subscriber accounts, the Company may experience higher attrition in the future.

ATTRITION OF SUBSCRIBER ACCOUNTS

     The Company experiences attrition of subscriber accounts as a result of, among other factors, relocation of subscribers, adverse financial and economic conditions, and competition from other alarm service companies. In addition, the Company experiences attrition of newly acquired accounts to the extent the Company does not integrate such accounts or does not adequately service those accounts. An increase in attrition rates could have a material adverse effect on the Company's revenues and earnings.

     When acquiring accounts, the Company seeks to withhold a portion of the purchase price as a partial reserve against excess subscriber attrition. If the actual attrition rate for the accounts acquired is greater than the rate assumed by the Company at the time of the acquisition, and the Company is unable to recoup its damages from the portion of the purchase price held back from the seller, such attrition could have a material adverse effect on the Company's business, financial condition, results of operations, prospects or ability to service their debt obligations, including the Notes. There can be no assurance that the Company will be able to obtain purchase price holdbacks in future acquisitions, particularly acquisitions of large portfolios. The Company has no assurance that actual account attrition for acquired accounts will not be greater than the attrition rate assumed or historically incurred by the Company. In addition, because some acquired accounts are prepaid on an annual, semiannual or quarterly basis, attrition may not become evident for some time after an acquisition is consummated.

     As of June 30, 1998, the cost of intangible assets, net of previously accumulated amortization, was $1.9 billion, which constituted approximately 90.1% of the book value of the Company's total assets. The Company's purchased subscriber accounts are amortized on a straight-line basis over the estimated life of the related revenues (generally ten years) and goodwill is amortized over a 40 year life. The effects of gross subscriber attrition has historically been offset by adding new accounts from subscribers who move into premises previously occupied by prior subscribers and in which security alarm systems are installed, conversions of accounts that were previously monitored by other alarm companies to the Company's monitoring services and accounts for which the Company obtains a guarantee from the seller that provides for the Company to "put" back to the seller canceled accounts. The resulting figure is used as a guideline to determine the estimated life of subscriber revenues. It is the Company's policy to review periodically actual account attrition and, when necessary, adjust the remaining estimated lives of the Company's purchased accounts to reflect assumed future attrition. There could be a material adverse effect on the Company's business, financial condition, results of operations, prospects or ability to service their debt obligations, including the Notes if actual account attrition significantly exceeds assumed attrition and the Company has to shorten the period over which it amortizes the cost of purchased subscriber accounts.

HISTORY OF LOSSES

     The Company incurred a net loss of $49.3 million in 1997 and a net loss of $0.7 million in 1996, and Westinghouse Security (a predecessor of the Company for accounting purposes) reported net losses of $4.9 million, $5.9 million, $1.8 million and $9.2 million in fiscal 1996, 1995, 1994 and 1993, respectively. These losses reflect, among other factors, substantial charges incurred by the Company and Westinghouse Security for amortization of purchased subscriber accounts, interest incurred on indebtedness and non-recurring charges. Such charges, with the exception of the non-recurring charges, will increase as the Company continues to purchase subscriber accounts, if the Company's indebtedness increases, or if interest rates increase. The Company's earnings have been insufficient to cover its fixed charges since the Company was formed, and there can be no assurance that the Company will attain profitable operations on an annual basis or at all.

CONTROL BY WESTERN RESOURCES

     Western Resources, Inc., a Kansas corporation ("Western Resources"), through Westar Capital, Inc., a wholly owned subsidiary of Western Resources ("Westar Capital"), currently owns approximately 85% of the outstanding Common Stock of POI. As long as Westar Capital continues to beneficially own in excess of 50% of the shares of Common Stock outstanding, Westar Capital will be able to direct the election of all directors of POI and exercise a controlling influence over the business and affairs of POI, including any determinations with respect to mergers or other business combinations involving POI, the acquisition or disposition of assets by POI and the incurrence of indebtedness by POI.

NEED FOR ADDITIONAL CAPITAL

     The Company's purchases of subscriber accounts through the Dealer Program and acquisitions of portfolios of subscriber accounts have generated cash needs that exceed the Company's net cash provided by operating activities. The Company intends to continue to pursue subscriber account growth through the Dealer Program and acquisitions. As a result, the Company will be required to seek additional funding from additional borrowings under the Senior Credit Facility or a successor credit facility and the sale of additional securities in the future, which may lead to higher leverage. See "-- Leverage." Any inability of the Company to obtain funding through external financing is likely to adversely affect the Company's ability to increase its subscribers, revenues and cash flows from operations. There can be no assurance that external funding will be available to the Company on terms considered favorable by the Company or at all.

RISKS RELATED TO THE DEALER PROGRAM

     During 1995-1997, the Company's Dealer Program became an increasingly important source of growth for the Company. The Company expects that this emphasis will continue. Several of the Company's competitors also have or are initiating dealer programs, and there can be no assurance that the Company will be able to retain or expand its current dealer base or that competitive offers to the Company's dealers will not require the Company to pay higher prices to the Company's dealers for subscriber accounts than previously paid.

POSSIBLE ADVERSE EFFECT OF "FALSE ALARM" ORDINANCES

     According to the Company's experience and industry data, substantially all alarm activations that result in the dispatch of police or fire department personnel are not emergencies, and thus are "false alarms." Significant concern has arisen in certain municipalities about this high incidence of false alarms. This concern could cause a decrease in the likelihood or timeliness of police response to alarm activations and thereby decrease the propensity of consumers to purchase or maintain alarm monitoring services.

     A number of local governmental authorities have considered or adopted various measures aimed at reducing the number of false alarms. Such measures include (i) subjecting alarm monitoring companies to fines or penalties for transmitting false alarms, (ii) licensing individual alarm systems and the revocation of such licenses following a specified number of false alarms, (iii) imposing fines on alarm subscribers for false alarms, (iv) imposing limitations on the number of times the police will respond to alarms at a particular location after a specified number of false alarms, and (v) requiring further verification of an alarm signal before the police will respond. Enactment of such measures could adversely affect the Company's future business and operations.

POSSIBLE ADVERSE EFFECT OF FUTURE GOVERNMENT REGULATIONS; RISKS OF LITIGATION

     The Company's operations are subject to a variety of laws, regulations and licensing requirements of federal, state and local authorities. In certain jurisdictions, the Company is required to obtain licenses or permits, to comply with standards governing employee selection and training, and to meet certain standards in the conduct of the Company's business. The loss of such licenses, or the imposition of conditions to the granting or retention of such licenses, could have a material adverse effect on the Company's business, financial condition, results of operations, prospects or ability to service their debt obligations, including the Notes.

     The Company's advertising and sales practices are regulated by both the Federal Trade Commission and state consumer protection laws. Such regulations include restrictions on the manner in which the Company promotes the sale of security alarm systems and the obligation of the Company to provide purchasers of alarm systems with certain rescission rights. While the Company believes that it has complied with these regulations in all material respects, there can be no assurance that none of these regulations was violated in connection with the solicitation of the Company's existing subscriber accounts, particularly with respect to accounts acquired from third parties, or that no such violation will occur in the future.

LIABILITY FROM OPERATIONS

     The nature of the services provided by the Company potentially exposes it to greater risks of liability for employee acts or omissions or system failure than may be inherent in other businesses. Most of the Company's alarm monitoring agreements and other agreements pursuant to which the Company sells its products and services contain provisions limiting liability to subscribers in an attempt to reduce this risk. However, in the event of litigation with respect to such matters, there can be no assurance that these limitations will be enforced, and the costs of such litigation could have a material adverse effect on the Company.

     The Company's alarm response and patrol services require Company personnel to respond to emergencies that may entail risk of harm to such employees and to others. In most cities in which the Company provides such services, the Company's patrol officers carry firearms, which may increase such risk. Although the Company screens and trains its employees, the provision of alarm response service subjects the Company to greater risks related to accidents or employee behavior than other types of businesses. Reduction of police participation in the handling of emergencies could expose the Company's patrol officers to greater hazards and further increase the Company's risk of liability.

     The Company carries insurance of various types, including general liability and errors and omissions insurance. The loss experience of the Company and other security service companies may affect the availability and cost of such insurance. Certain of the Company's insurance policies and the laws of some states may limit or prohibit insurance coverage for punitive or certain other types of damages, or liability arising from gross negligence.

IMPACT OF ACCOUNTING DIFFERENCES FOR ACCOUNT PURCHASES AND NEW INSTALLATIONS

     A difference between the accounting treatment of the purchase of subscriber accounts (including both purchases of subscriber account portfolios and purchases under ongoing agreements with independent alarm dealers) and the accounting treatment of the generation of subscriber accounts through direct sales by the Company's sales force has a significant impact on the Company's results of operations. All direct external costs associated with purchases of subscriber accounts are capitalized and amortized over 10 years on a straight-line basis. Also included in capitalized costs are certain acquisition transition costs that reflect the Company's estimate of costs associated with incorporating the purchased subscriber accounts into the Company's operations. Such costs include costs incurred by the Company in fulfilling the seller's pre-acquisition obligations to the acquired subscribers, such as providing warranty repair services. In contrast, the Company's costs related to the sales and marketing of new alarm monitoring systems generated by the Company's sales force, as well as indirect overhead incurred in support of such activities, are expensed in the period in which such activities occur. The Company's sales, marketing and indirect overhead expenses for new systems generally exceed installation revenues. The Company has recently converted the internal sales force of WestSec and Westar into independent dealers participating in the Dealer Program.

     There can be no assurance that the Company will not increase its emphasis on the marketing and sales of new alarm system installations in the future, however, particularly in connection with a joint venture or other strategic alliance. Any such increase could have a material adverse effect on reported results.

COMPETITION

     The security alarm industry is highly competitive and highly fragmented. The Company competes with major firms with substantial financial resources, including ADT Operations Inc., a subsidiary of Tyco International, Inc.; the security subsidiaries of the Ameritech Corporation; and Brinks Home Security Inc., a subsidiary of The Pittston Services Group. Other alarm service companies have adopted a strategy similar to the Company's that entails the aggressive purchase of alarm monitoring accounts both through acquisitions of account portfolios and through dealer programs. Some competitors have greater financial resources than the Company, or may be willing to offer higher prices than the Company is prepared to offer, to purchase subscriber accounts. The effect of such competition may be to reduce the purchase opportunities available to the Company, thus reducing the Company's rate of growth, or to increase the price paid by the Company for subscriber accounts, which could have a material adverse effect on the Company's return on investment in such accounts and the Company's results of operations.

IMPACT OF DECLINES IN NEW CONSTRUCTION OF MULTI-FAMILY DWELLINGS

     Demand for alarm monitoring services in the multi-family alarm monitoring market is tied to the construction of new multi-family structures. The Company believes that developers of multi-family dwellings view the provision of alarm monitoring services as an added feature that can be used in marketing newly developed condominiums, apartments and other multi-family structures. Accordingly, the Company anticipates that the growth in the multi-family alarm monitoring market will continue so long as there is a demand for new multi-family dwellings. However, the real estate market in general is cyclical and, in the event of a decline in the market for new multi-family dwellings, it is likely that demand for the Company's alarm monitoring services to multi-family dwellings would also decline, which could negatively impact the Company's results of operations.

IMPACT OF YEAR 2000 ISSUE

     An issue exists for all companies that rely on computers as the year 2000 approaches. The "Year 2000" problem is the result of the past practice in the computer industry of using two digits rather than four to identify the applicable year. This practice will result in incorrect results when computers perform arithmetic operations, comparisons or data field sorting involving years later than 1999. The Company is reviewing its computer and signal processing to identify and correct any components that could be affected by the change of the date to January 1, 2000 (the "Year 2000 Issue"). The Company will continue its review until January 1, 2000, particularly with respect to acquisition of security businesses that include additional computer systems and equipment. In addition, changes in the state of compliance or preparedness within companies that provide services or equipment to the Company will require the Company to continue its evaluation. Based on its on-going review, management believes the Year 2000 Issue does not pose material operational problems and estimates the costs associated with the assessment of risk and the execution of corrective action to be approximately $4.0 million.

REPURCHASE OF THE NOTES UPON A CHANGE OF CONTROL TRIGGERING EVENT

     Upon a Change of Control Triggering Event, the holders of the Notes will have the right to require Monitoring to repurchase such holders' Notes, in whole or in part, at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of purchase. If a Change of Control Triggering Event were to occur, Monitoring may not have the financial resources to repurchase all of the Notes and repay any other indebtedness that would become payable upon the occurrence of such Change of Control Triggering Event. The Change of Control purchase feature of the Notes may in certain circumstances discourage or make more difficult a sale or takeover of Monitoring and/or POI. See "Description of the New
Notes -- Certain Covenants -- Change of Control."

FRAUDULENT CONVEYANCE

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, Monitoring or any Guarantor, at the time it incurred the indebtedness evidenced by the Notes or its Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence of (b) was or is engaged in a business or transaction for which the assets remaining with Monitoring or such Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) Monitoring or such Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Guarantees could be voided, or claims in respect of the Notes or the Guarantees could be subordinated to all other debts of Monitoring or such Guarantor, as the case may be. In addition, the payment of interest and principal by Monitoring pursuant to the Notes or the payment of amounts by a Guarantor pursuant to its Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of Monitoring or such Guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, Monitoring or a Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or (ii) it could not pay its debts as they become due. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Monitoring's or the Guarantors' conclusions in this regard.

ABSENCE OF PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to the holders of the Old Notes. The New Notes constitute a new class of securities with no established trading market. To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for the remaining untendered Old Notes could be adversely affected. There is no existing trading market for the New Notes, and there can be no assurance regarding the future development of a market for the New Notes, or the ability of holders of the New Notes to sell their New Notes or the price at which such holders may be able to sell their New Notes. If such a market were to develop, the New Notes could trade at prices that may be higher or lower than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Each of Bear, Stearns & Co. Inc., Lehman Brothers, Inc., Morgan Stanley & Co. Incorporated and Salomon Brothers Inc. (collectively, the "Initial Purchasers") has advised Monitoring that it currently intends to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market-making with respect to the New Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the New Notes or that an active public market for the New Notes will develop. Monitoring does not intend to apply for listing or quotation of the New Notes on any securities exchange or stock market.

     Historically, the market for noninvestment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the New Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the New Notes.

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES

     In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by approximately $82.3 million and $1.0 million for the Company during the years ended December 31, 1997 and 1996, respectively. For the Company's predecessor, earnings were insufficient to cover fixed charges by approximately $7.8 million for the 53 weeks ended December 30, 1996, $9.6 million for the 52 weeks ended December 20, 1995, $2.8 million for the 52 weeks ended December 20, 1994, and $14.8 million for the 52 weeks ended December 16, 1993.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT

     The Old Notes were sold by Monitoring on August 17, 1998 in the Offering. In connection with that placement, Monitoring entered into the Registration Rights Agreement, which requires that Monitoring file the Registration Statement under the Securities Act with respect to the New Notes and, upon the effectiveness of that Registration Statement, offer to the holders of the Old Notes the opportunity to exchange their Old Notes for a like principal amount of New Notes, which will be issued without a restrictive legend and which generally may be reoffered and resold by the holder without registration under the Securities Act. The Registration Rights Agreement further provides that Monitoring must use its reasonable best efforts to (i) cause the Registration Statement with respect to the Exchange Offer to be declared effective on or before December 15, 1998 and (ii) consummate the Exchange Offer on or before the 45th business day following the date on which the Registration Statement is declared effective. Except as provided below, upon the completion of the Exchange Offer, Monitoring's obligations with respect to the registration of the Old Notes and the New Notes will terminate. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part, and the summary herein of the material provisions thereof does not purport to be complete and is qualified in its entirety by reference thereto. As a result of the timely filing and the effectiveness of the Registration Statement, the Liquidated Damages provided for in the Registration Rights Agreement will not become payable by Monitoring or the Guarantors. Following the completion of the Exchange Offer (except as set forth in the paragraph immediately below), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the Old Notes could be adversely affected upon consummation of the Exchange Offer.

     In order to participate in the Exchange Offer, a holder must represent to Monitoring and the Guarantors, among other things, that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving the New Notes, (ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of the New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of the New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 promulgated under the Securities Act, of Monitoring and the Guarantors. Pursuant to the Registration Rights Agreement if (i) Monitoring determines that it is not permitted to effect the Exchange Offer as contemplated hereby because of any applicable law or Commission policy, or (ii) any holder of Transfer Restricted Securities notifies Monitoring prior to the 20th day following consummation of the Exchange Offer
(a) that it is prohibited by law or Commission policy from participating in the Exchange Offer, (b) that it may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that this Prospectus is not appropriate or available for such resales, or (c) that it is a broker-dealer and owns Old Notes acquired directly from Monitoring or an affiliate of Monitoring, Monitoring is required to file a "shelf" registration statement for a continuous offering pursuant to Rule 415 under the Securities Act in respect of the Old Notes. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged for a New Note in the Exchange Offer, (ii) the date on which such Old Note has been electively registered under the Securities Act and disposed of in accordance with such "shelf" registration statement, (iii) the date on which such Old Note is sold pursuant to Rule 144 under circumstances in which any legend borne by such Old Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed or such Old Note is eligible to be sold pursuant to paragraph (k) of Rule 144, or
(iv) such Old Note shall cease to be outstanding. Other than as set forth in this paragraph, no holder will have the right to participate in the "shelf" registration statement nor otherwise require that Monitoring register such holder's shares of Old Notes under the Securities Act. See "-- Procedures for Tendering."

     Based on an interpretation by the Commission's staff set forth in no-action letters issued to third parties unrelated to Monitoring and the Guarantors, Monitoring believes that, with the exceptions set forth below, New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any person receiving such New Notes, whether or not such person is the registered holder (other than any such holder or such other person which is (i) an "affiliate" of Monitoring or the Guarantors within the meaning of Rule 405 under the Securities Act or (ii) a broker-dealer that purchased such Old Notes directly from Monitoring to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (iii) a person participating in the distribution of the New Notes) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the New Notes are acquired in the ordinary course of business of the holder or such other person and neither the holder nor such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes. Holders of Old Notes accepting the Exchange Offer will represent to the Company in the Letter of Transmittal that such conditions have been met. Any holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the New Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes as a result of market-making activities or other trading activities and will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Letter of Transmittal states that by acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     Except as aforesaid, this Prospectus may not be used for an offer to resell, resale or other retransfer of New Notes.

     The Exchange Offer is not being made to, nor will Monitoring accept tenders for exchange from, holders of Old Notes in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

CONSEQUENCES OF FAILURE TO EXCHANGE

     Following the completion of the Exchange Offer (except as set forth in the second paragraph under "-- Purpose and Effect" above), holders of Old Notes not tendered will not have any further registration rights and those Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a holder's Old Notes could be adversely affected upon completion of the Exchange Offer if the holder does not participate in the Exchange Offer.

TERMS OF THE EXCHANGE OFFER

     Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, Monitoring will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. Monitoring will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000 in principal amount.

     The form and terms of the New Notes are substantially the same as the form and terms of the Old Notes except that the New Notes have been registered under the Securities Act and will not bear legends restricting their transfer. The New Notes will evidence the same debt as the Old Notes and will be issued pursuant to, and entitled to the benefits of, the Indenture pursuant to which the Old Notes were issued.

     As of September 11, 1998, Old Notes representing $250.0 million aggregate principal amount were outstanding and there was one registered holder, a nominee of DTC. This Prospectus, together with the Letter of Transmittal, is being sent to such registered holder and to others believed to have beneficial interests in the Old Notes. Monitoring intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

     Monitoring shall be deemed to have accepted validly tendered Old Notes when, as, and if Monitoring has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the New Notes from Monitoring. If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

     Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. Monitoring will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
               , 1998, unless Monitoring, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In order to extend the Exchange Offer, Monitoring will notify the Exchange Agent and each registered holder of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Monitoring reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer or, if any of the conditions set forth under "-- Conditions to Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension or termination to the Exchange Agent, or (ii) to amend the terms of the Exchange Offer in any manner.

PROCEDURES FOR TENDERING

     Only a holder of Old Notes may tender the Old Notes in the Exchange Offer. Except as set forth under "-- Book-Entry Transfer," to tender in the Exchange Offer a holder must complete, sign, and date the Letter of Transmittal, or a copy thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver the Letter of Transmittal or copy to the Exchange Agent prior to the Expiration Date. In addition, (i) certificates for such Old Notes must be received by the Exchange Agent along with the Letter of Transmittal prior to the Expiration Date, (ii) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Notes, if that procedure is available, into the Exchange Agent's account at DTC (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, must be received by the Exchange Agent prior to the Expiration Date or (iii) the holder must comply with the guaranteed delivery procedures described below. To be tendered effectively, the Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date.

     The tender by a holder that is not withdrawn before the Expiration Date will constitute an agreement between that holder and Monitoring in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT HOLDERS USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR OLD NOTES SHOULD BE SENT

TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THESE TRANSACTIONS FOR SUCH HOLDERS.

     Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf. If the beneficial owner wishes to tender on the owner's own behalf, the owner must, prior to completing and executing the Letter of Transmittal and delivering the owner's Old Notes, either make appropriate arrangements to register ownership of the Old Notes in the beneficial owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instruction" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by any eligible guarantor institution that is a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, the Old Notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as that registered holder's name appears on the Old Notes.

     If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to Monitoring of their authority to so act must be submitted with the Letter of Transmittal unless waived by Monitoring.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance, and withdrawal of tendered Old Notes will be determined by Monitoring in its sole discretion, which determination will be final and binding. Monitoring reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes Monitoring's acceptance of which would, in the opinion of counsel for Monitoring, be unlawful. Monitoring also reserves the right to waive any defects, irregularities or conditions of tender as to particular Old Notes. Monitoring's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as Monitoring shall determine. Although Monitoring intends to notify holders of defects or irregularities with respect to tenders of Old Notes, neither Monitoring, the Exchange Agent, nor any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, Monitoring reserves the right in its sole discretion to purchase or make offers for any Old Notes that remain outstanding after the Expiration Date or, as set forth under "-- Conditions to the Exchange Offer," to terminate the Exchange Offer and, to the extent permitted by applicable law, purchase Old Notes in the open market, in privately negotiated transactions, or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

     By tendering, each holder will represent to Monitoring and the Guarantors that, among other things, (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the registered holder,

(ii) neither the holder nor any such other person is engaging in or intends to engage in a distribution of such New Notes, (iii) neither the holder nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes and (iv) neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of Monitoring and the Guarantors.

     In all cases, issuance of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Notes or a timely Book-Entry Confirmation of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal (or, with respect to the DTC and its participants, electronic instructions in which the tendering holder acknowledges its receipt of and agreement to be bound by the Letter of Transmittal), and all other required documents. If any tendered Old Notes are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Notes are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non-exchanged Old Notes will be returned without expense to the tendering holder thereof (or, in the case of Old Notes tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described below, such nonexchanged Old Notes will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

BOOK-ENTRY TRANSFER

     The Exchange Agent will make a request to establish an account with respect to the Old Notes at the Book-Entry Transfer Facility for purposes of the Exchange Offer within two business days after the date of this Prospectus, and any financial institution that is a participant in the Book-Entry Transfer Facility's systems may make book-entry delivery of Old Notes being tendered by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for transfer. However, although delivery of Old Notes may be effected through book-entry transfer at the Book-Entry Transfer Facility, the Letter of Transmittal or copy thereof, with any required signature guarantees and any other required documents, must, in any case other than as set forth in the following paragraph, be transmitted to and received by the Exchange Agent at the address set forth under "-- Exchange Agent" on or prior to 5:00 p.m., New York City time, on the Expiration Date or the guaranteed delivery procedures described below must be complied with.

     ATOP is the only method of processing exchange offers through DTC. To accept the Exchange Offer through ATOP, participants in DTC must send electronic instructions to DTC through DTC's communication system in lieu of sending a signed, hard copy Letter of Transmittal. DTC is obligated to communicate those electronic instructions to the Exchange Agent. To tender Old Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

GUARANTEED DELIVERY PROCEDURES

     If a registered holder of the Old Notes desires to tender such Old Notes and the Old Notes are not immediately available, or time will not permit such holder's Old Notes or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if (i) the tender is made through an Eligible Institution, (ii) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) and Notice of Guaranteed Delivery, substantially in the form provided by Monitoring (by telegram, telex, facsimile transmission, mail or hand delivery), setting forth the name and address of the holder of Old Notes and the amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange ("NYSE") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent and (iii) the certificates for all physically tendered Old Notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, are received by the Exchange Agent within three NYSE trading days after the date of execution of the Notice of Guaranteed Delivery.

WITHDRAWAL RIGHTS

     Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

     For a withdrawal of a tender of Old Notes to be effective, a written or (for DTC participants) electronic ATOP transmission notice of withdrawal must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form, and eligibility (including time of receipt) of such notices will be determined by Monitoring, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender, or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures under "-- Procedures for Tendering" at any time on or prior to the Expiration Date.

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provision of the Exchange Offer, Monitoring shall not be required to accept for exchange, or to issue New Notes in exchange for, any Old Notes and may terminate or amend the Exchange Offer if at any time before the acceptance of such Old Notes for exchange or the exchange of the New Notes for such Old Notes, Monitoring determines that the Exchange Offer violates applicable law, any applicable interpretation of the staff of the Commission or any order of any governmental agency or court of competent jurisdiction.

     The foregoing conditions are for the sole benefit of Monitoring and may be asserted by Monitoring regardless of the circumstances giving rise to any such condition or may be waived by Monitoring in whole or in part at any time and from time to time in its sole discretion. The failure by Monitoring at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, Monitoring will not accept for exchange any Old Notes tendered, and no New Notes will be issued in exchange for any such Old Notes, if at such time any stop order shall be threatened or in effect with respect to the Registration Statement of which this Prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended. In any such event Monitoring is required to use every reasonable effort to obtain the withdrawal of any stop order at the earliest possible time.

EXCHANGE AGENT

     All executed Letters of Transmittal should be directed to the Exchange Agent. The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Questions, requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent addressed as follows:

                              THE BANK OF NEW YORK

      By Registered or Certified Mail:           By Hand or Overnight Delivery before 4:30
                                                                   p.m.:

            The Bank of New York                           The Bank of New York
             101 Barclay Street                             101 Barclay Street
                  Floor 7-E                           Corporate Trust Services Window
          New York, New York 10286                             Ground Level
                                                         New York, New York 10286
        Attn: Reorganization Section,
             Gertude Jeanpierre                        Attn: Reorganization Section,
               (212) 815-5920                               Gertude Jeanpierre
                                                              (212) 815-5920

                   By Facsimile (for Eligible Institutions):
                                 (212) 815-6339

                               For Information or
                           Confirmation by Telephone:
                                 (212) 815-5920

    (Originals of all documents sent by facsimile should be sent promptly by registered or certified mail,
                   by hand or by overnight delivery service.)

FEES AND EXPENSES

     Monitoring will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by officers and employees of Monitoring.

     The estimated cash expenses to be incurred in connection with the Exchange Offer will be paid by Monitoring and are estimated in the aggregate to be $100,000, which includes fees and expenses of the Exchange Agent, accounting, legal, printing, and related fees and expenses.

TRANSFER TAXES

     Holders who tender their Old Notes for exchange will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct Monitoring to register New Notes in the name of, or request that Old Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

                          DESCRIPTION OF THE NEW NOTES

     As used in this "Description of the New Notes," all references to (i) "Monitoring" shall mean Protection One Alarm Monitoring, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries and (ii) "Protection One" shall mean Protection One, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries. Whenever this "Description of the New Notes" refers to particular defined terms of the Senior Debt Indenture that are not otherwise defined herein, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see
"-- Certain Definitions" below.

GENERAL

     The New Notes offered hereby will be issued pursuant to the Senior Debt Indenture among Monitoring, the Guarantors and The Bank of New York, as trustee (the "Senior Trustee"). The Old Notes were also issued pursuant to the Senior Debt Indenture. The following summary of certain provisions of the Senior Debt Indenture and the New Notes describes all material terms of such documents, but does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the Senior Debt Indenture, including the definitions therein of certain terms, and of those terms in the Trust Indenture Act of 1939 made a part thereof.

     The New Notes will be limited to $250.0 million aggregate principal amount and will bear interest at the rate shown on the front cover of this Prospectus from August 17, 1998 or from the most recent interest payment date to which interest has been paid or duly provided for, payable semi-annually in arrears on each February 15 and August 15 commencing February 15, 1999, to the persons in whose names the New Notes are registered at the close of business on the February 1 or August 1 as the case may be, preceding such February 15 or August
15. The New Notes will mature on August 15, 2005.

     Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of Monitoring in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Senior Trustee located in New York, New York) or, at the option of Monitoring, payment of interest may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided, however, that all payments of principal, premium and interest with respect to Notes the Holders of which have given wire transfer instructions to Monitoring will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

     The obligations of Monitoring under the Notes are fully and unconditionally guaranteed by the Guarantors. The Notes are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of Monitoring and senior to subordinated indebtedness, including the Discount Notes and the Convertible Notes. The Guarantees are unsecured and rank pari passu with all other unsecured and unsubordinated indebtedness of the respective Guarantors. Monitoring's obligations under the Notes are effectively subordinated to all liabilities (including trade payables) of its Subsidiaries that are not Subsidiary Guarantors and Protection One's Guarantee are effectively subordinated to all liabilities (including trade payables) of its Subsidiaries.

     Except as described under "-- Certain Covenants -- Change of Control" and "Certain Covenants -- Merger, Consolidation and Sale of Assets" below, the Senior Debt Indenture does not contain any other provisions that limits the ability of Monitoring or the Guarantors to incur indebtedness or that affords Holders of the Notes protection in the event of (a) a highly leveraged or similar transaction involving Monitoring or a Guarantor or (b) a reorganization, restructuring, merger or similar transaction involving Monitoring or a Guarantor that may adversely affect the Holders of the New Notes. In addition, subject to the limitations set forth under "-- Certain Covenants" below, Monitoring or any Guarantor may, in the future, enter into certain transactions such as the sale of all or substantially all of its assets or the merger or consolidation of Monitoring with another entity that would increase the amount of Monitoring's or such Guarantor's indebtedness or substantially reduce or eliminate Monitoring's or such Guarantor's, as the case may be, assets, which may have an adverse effect on Monitoring's ability to service its indebtedness, including the New Notes.

OPTIONAL REDEMPTION

     The Notes may be redeemed, in whole or in part, at any time at the option of Monitoring upon not less than 30 nor more than 60 days prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (the "Make-Whole Price") equal to the greater of (i) 100% of the principal amount thereof or (ii) as determined by an Independent Investment Banker, the sum of the present values of the Remaining Scheduled Payments discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued interest and Liquidated Damages, if any, thereon to the date of redemption.

     "Adjusted Treasury Rate" means with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, plus 0.50%.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or in the city in which the Corporate Trust Office is located are authorized or obligated by law or executive order to close.

     "Comparable Treasury Issue" means the United States Treasury Security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

     "Comparable Treasury Price" means, with respect to any redemption date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Senior Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

     "Independent Investment Banker" means the Reference Treasury Dealers appointed by the Senior Trustee after consultation with Monitoring.

     "Reference Treasury Dealer" means each of Bear, Stearns & Co. Inc., Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Salomon Brothers Inc and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Monitoring shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average as determined by the Senior Trustee, of the bid and asked prices of the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such redemption date.

     "Remaining Scheduled Payments" means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

     Unless Monitoring defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portion thereof called for redemption.

CERTAIN COVENANTS

  Change of Control

     Upon the occurrence of a Change of Control Triggering Event, each Holder of Notes will have the right to require Monitoring to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control Triggering Event, Monitoring will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Senior Debt Indenture and described in such notice. Monitoring will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event.

     On the Change of Control Payment Date, Monitoring will, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Senior Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by Monitoring. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Senior Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. Monitoring will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above will be applicable whether or not any other provisions of the Senior Debt Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Senior Debt Indenture does not contain provisions that permit the Holders of the Notes to require that Monitoring repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     IN THE EVENT THAT AT ANY TIME (i) BOTH RATING AGENCIES ASSIGN THE NOTES AN INVESTMENT GRADE RATING AND (ii) NO DEFAULT HAS OCCURRED AND IS CONTINUING UNDER THE SENIOR DEBT INDENTURE, THE PROVISIONS OF THE SENIOR DEBT INDENTURE WITH RESPECT TO A CHANGE OF CONTROL TRIGGERING OFFER WILL BE PERMANENTLY TERMINATED.

     The Senior Credit Facility contains and future senior indebtedness may contain prohibitions of certain events that would constitute a Change of Control Triggering Event. In addition, the exercise by the Holders of Notes of their right to require Monitoring to repurchase the Notes could cause a default under such other senior indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchases on Monitoring. Finally, Monitoring's ability to pay cash to the Holders of Notes upon a repurchase may be limited by Monitoring's then existing financial resources.

     Monitoring will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Senior Debt Indenture applicable to a Change of Control Offer made by Monitoring and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

  Liens

     The Senior Debt Indenture will provide that none of Protection One, Monitoring or their respective Subsidiaries will, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired to secure Debt without making, or causing such Subsidiary to make, effective provision for securing the Notes equally and ratably with (or prior to) such Debt or, in the event such Debt is subordinate in right of payment to the Notes, prior to such Debt, as to such asset for so long as such Debt will be so secured. The foregoing restrictions will not apply to Liens in respect of Debt existing on the date of the Senior Debt Indenture or to: (a) Liens securing only Notes; (b) Liens in favor of Protection One, Monitoring or any of their respective Subsidiaries; (c) Liens on assets or property existing immediately prior to the time of acquisition thereof (and not created in anticipation of the financing of such acquisition); (d) Liens to secure Debt incurred for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of assets or property used in the business of Protection One, Monitoring or any of their respective Subsidiaries and subject to such Liens, provided that (i) the principal amount of any Debt secured by such a Lien does not exceed 100% of the direct and indirect costs of such purchase, (ii) such Lien does not extend to or cover any other assets or property other than such assets or property and any such improvements, and (iii) such Debt is incurred within 180 days of such purchase, construction or improvement; (e) Liens on assets or property of a Person existing at the time such Person is merged with or into or consolidated with or substantially all of the assets or property of such Person are otherwise acquired by Protection One, Monitoring or any of their respective Subsidiaries that were not created in anticipation of the acquisition of such Person, provided that such Lien does not extend to or cover any property other than that of the Person so merged, consolidated or acquired; (f) Liens in favor of a governmental body to secure partial progress, advance or other payments pursuant to any contract or statute of such governmental body; and (g) Liens to secure Debt incurred to extend, renew, refinance, replace or refund (or successive extensions, renewals, refinancings, replacements or refundings), in whole or in part, (i) any secured Debt existing on the date of the Senior Debt Indenture, or
(ii) any Debt secured by any Lien referred to in the foregoing clauses, so long as in each such case the Lien does not extend to any other property and the Debt so secured is not increased other than for reasonable costs related to such extension, renewal, refinancing, replacement or refunding.

     In addition to the foregoing, Protection One, Monitoring and their respective Subsidiaries may incur a Lien or Liens to secure Debt (excluding Debt secured by Liens permitted under the foregoing exceptions) the aggregate amount of which, including Attributable Debt in respect of Sale and Leaseback Transactions, does not exceed 10% of Consolidated Net Assets. Protection One, Monitoring and their respective Subsidiaries may also incur a Lien or Liens to secure any Debt incurred pursuant to a Sale and Leaseback Transaction, without securing the Notes equally and ratably with or prior to such Debt, as applicable, provided that such Sale and Leaseback Transaction is permitted by the provisions of the Senior Debt Indenture described below in clauses (b) and
(c) under "-- Sale and Leaseback Transactions."

  Sale and Leaseback Transactions

     The Senior Debt Indenture will provide that none of Protection One, Monitoring or their respective Subsidiaries will enter into any Sale and Leaseback Transaction (except for a period, including renewals, not exceeding 36 months) unless (a) at the time of entering into such Sale and Leaseback Transaction, Protection One, Monitoring or such Subsidiary would be entitled to incur Debt, in a principal amount equal to the Attributable Debt in respect of such Sale and Leaseback Transaction, secured by a Lien, without equally and ratably securing the Notes; (b) Protection One, Monitoring or such Subsidiary applies, within twelve months after the sale or transfer, an amount equal to the greater of (i) the net proceeds of the assets sold pursuant to the Sale and Leaseback Transaction, or (ii) the fair value (in the opinion of an executive officer of Protection One or Monitoring, as applicable) of such assets to the acquisition of or construction of assets or property used or to be used in the ordinary course of business of Protection One, Monitoring or their respective Subsidiaries; or (c) Protection One, Monitoring or such Subsidiary applies, within twelve months after the sale or transfer, an amount equal to the net proceeds of the assets sold pursuant to the Sale and Leaseback Transaction to the voluntary defeasance or retirement of Debt (other than Debt that is held by Protection One, Monitoring or their respective Subsidiaries or Debt of Protection One or Monitoring or their respective Subsidiaries that is subordinate in right of payment to the Notes or the Guarantees, as applicable), which amount will not be less than the fair value (in the opinion of an executive officer of Protection One or Monitoring, as applicable) of such assets (adjusted to reflect an amount expended by Protection One or Monitoring as set forth in clause (b) above) less an amount equal to the principal amount of such Debt voluntarily defeased or retired by Protection One, Monitoring or such Subsidiary within such twelve-month period.

  Subsidiary Guarantees

     (a) The Senior Debt Indenture will provide that Monitoring will not permit any Domestic Subsidiary to issue Debt or any Subsidiary to guarantee the payment of any Debt of Monitoring or any Guarantor (in each case, the "Guaranteed Debt;" Monitoring or the Guarantor that is primarily liable on the Guaranteed Debt being the "Obligor") unless: (i) if such Subsidiary is not a Subsidiary Guarantor, such Subsidiary simultaneously executes and delivers a guarantee pursuant to a supplemental indenture to the Senior Debt Indenture of payment of the Notes by such Subsidiary; provided, however, such guarantee shall be required only to the extent and for so long as such Subsidiary guarantees the Guaranteed Debt or such Debt is outstanding and (ii) if such Debt or the Guaranteed Debt is by its express terms subordinated in right of payment to the Notes or the Guarantee of such Obligor, any such Debt or Guarantee of such Subsidiary Guarantor with respect to the Guaranteed Debt shall be subordinated in right of payment to such Subsidiary Guarantor's Guarantee with respect to the Notes substantially to the same extent as the Debt or Guaranteed Debt is subordinated to the Notes or the Guarantee of such Obligor.

     (b) The Senior Debt Indenture will require that (i) any Subsidiary executing a Guarantee pursuant to clause (a) above will waive and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement indemnity or subrogation or any other rights against Monitoring or any other Guarantor as a result of any payment by such Guarantor under its Guarantee and (ii) such Subsidiary shall deliver to the Senior Trustee an opinion of counsel to the effect that (A) such Guarantee of the Notes has been duly executed and authorized and (B) such Guarantee of the Notes constitutes a valid, binding and enforceable obligation of such Guarantor, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

     (c) No Subsidiary Guarantor may consolidate with or merge with or into (whether or not such Subsidiary Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Subsidiary Guarantor unless (i) the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor pursuant to a supplemental indenture under the Notes and the Senior Debt Indenture and (ii) immediately after giving effect to such transaction no Default or Event of Default exists.

  Merger, Consolidation and Sale of Assets

     The Senior Debt Indenture will provide that neither Monitoring nor any Guarantor shall consolidate with or merge into any other corporation or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which Monitoring or a Guarantor, as applicable, is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of Monitoring or a Guarantor, substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Senior Trustee, in form reasonably satisfactory to the Senior Trustee, the obligations of Monitoring and/or any Guarantor, as applicable, for the due and punctual payment of the principal of, premium and Liquidated Damages, if any, and interest on all the Notes and the performance and observance of every covenant of the Senior Debt Indenture on the part of Monitoring or the Guarantees on the part of any Guarantor to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) Monitoring or a Guarantor, as applicable, or such Person shall have delivered to the Senior Trustee an

Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the "Merger, Consolidation and Sale of Assets" provisions of the Senior Debt Indenture and that all conditions precedent provided for relating to such transaction have been satisfied. These provisions apply only to a merger or consolidation in which Monitoring or a Guarantor, as applicable, is not the surviving corporation and to sales, conveyances, leases and transfers by Monitoring and any Guarantor as transferor or lessor.

     The Senior Debt Indenture will further provide that upon consolidation by Monitoring or any Guarantor, as applicable, with any other Person or merger by Monitoring or a Guarantor, as applicable, into any other Person or any sale, conveyance, transfer or lease of the properties and assets of Monitoring or any Guarantor, as applicable, substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which Monitoring or any Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Monitoring under the Senior Debt Indenture and any Guarantor under the Guarantees, as applicable, with the same effect as if such successor Person had been named as Monitoring or any Guarantor therein, respectively, and in the event of any such conveyance or transfer, Monitoring and the Guarantor, as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under the Senior Debt Indenture and the Notes.

BOOK-ENTRY, DELIVERY AND FORM

     Except as set forth in the next paragraph, the New Notes to be resold as set forth herein will initially be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of the exchange of the Old Notes for the New Notes (the "Closing Date") with, or on behalf of the Depositary and registered in the name of Cede & Co., as nominee of the Depositary (such nominee being referred to herein as the "Global Note Holder").

     Notes that are issued as described below under "-- Certificated Notes" will be issued in the form of registered definitive certificates (the "Certificated Notes"). Upon the transfer of Certificated Notes, such Certificated Notes may, unless all Global Notes have previously been exchanged for Certificated Notes, be exchanged for an interest in the Global Note representing the principal amount of Notes being transferred, subject to the transfer restrictions set forth in the Senior Debt Indenture.

     The Depositary is a limited-purpose trust company that was created to hold securities for its participating organizations (collectively, the "Participants" or the "Depositary's Participants") and to facilitate the clearance and settlement of transactions in such securities between Participants through electronic book-entry changes in accounts of its Participants. The Depositary's Participants include securities brokers and dealers (including the Initial Purchasers), banks and trust companies, clearing corporations and certain other organizations. Access to the Depositary's system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the "Indirect Participants" or the "Depositary's Indirect Participants") that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. Persons who are not Participants may beneficially own securities held by or on behalf of the Depositary only through the Depositary's Participants or the Depositary's Indirect Participants.

     Monitoring expects that pursuant to procedures established by the Depositary (i) upon deposit of the Global Notes, the Depositary will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of the Notes evidenced by the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depositary (with respect to the interests of the Depositary's Participants), the Depositary's Participants and the Depositary's Indirect Participants. Prospective purchasers are advised that the laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer New Notes evidenced by the Global Note will be limited to such extent. For certain other restrictions on the transferability of the New Notes, see "Notice to Investors."

     So long as the Global Note Holder is the registered owner of any Notes, the Global Note Holder will be considered the sole Holder under the Senior Debt Indenture of any Notes evidenced by the Global Notes.

Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or Holders thereof under the Senior Debt Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the Senior Trustee thereunder. Neither Monitoring nor the Senior Trustee will have any responsibility or liability for any aspect of the records of the Depositary or for maintaining, supervising or reviewing any records of the Depositary relating to the Notes.

     Payments in respect of the principal of, premium, if any, interest and Liquidated Damages, if any, on any Notes registered in the name of the Global Note Holder on the applicable record date will be payable by the Trustee to or at the direction of the Global Note Holder in its capacity as the registered Holder under the Indenture. Upon the terms of the Senior Debt Indenture, Monitoring and the Senior Trustee may treat the persons in whose names Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither Monitoring nor the Senior Trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of Notes. Monitoring believes, however, that it is currently the policy of the Depositary to immediately credit the accounts of the relevant Participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant security as shown on the records of the Depositary. Payments by the Depositary's Participants and the Depositary's Indirect Participants to the beneficial owners of New Notes will be governed by standing instructions and customary practice and will be the responsibility of the Depositary's Participants or the Depositary's Indirect Participants.

  Certificated Notes

     Subject to certain conditions, any person having a beneficial interest in a Global Note may, upon request to the Senior Trustee, exchange such beneficial interest for Notes in the form of Certificated Notes. Upon any such issuance, the Senior Trustee is required to register such Certificated Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such Certificated Notes would be subject to the legend requirements described herein under "Notice to Investors." In addition, if (i) Monitoring notifies the Senior Trustee in writing that the Depositary is no longer willing or able to act as a depositary and Monitoring is unable to locate a qualified successor within 90 days or (ii) Monitoring, at its option, notifies the Senior Trustee in writing that it elects to cause the issuance of Notes in the form of Certificated Notes under the Senior Debt Indenture, then, upon surrender by the Global Note Holder of its Global Note, Notes in such form will be issued to each person that the Global Note Holder and the Depositary identify as being the beneficial owner of the related Notes.

     Neither Monitoring nor the Senior Trustee will be liable for any delay by the Global Note Holder or the Depositary in identifying the beneficial owners of Notes and Monitoring and the Senior Trustee may conclusively rely on, and will be protected in relying on, instructions from the Global Note Holder or the Depositary for all purposes.

  Same Day Settlement and Payment

     The Senior Debt Indenture will require that payments in respect of the Notes represented by the Global Note (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available next day funds to the accounts specified by the Global Note Holder. With respect to Certificated Notes, Monitoring will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. Monitoring expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

EVENTS OF DEFAULT

     The following will be "Events of Default" under the Senior Debt Indenture with respect to the Notes:

          (1) default in the payment of interest on the Notes when such interest becomes due and payable, and continuance of such default for a period of 60 days; or

          (2) default in the payment of the principal of (or premium, if any, on) the Notes at their Maturity or upon any redemption and such default shall continue for five or more days; or

          (3) default in the performance, or breach, of any covenant or warranty in the Senior Debt Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Monitoring and any Guarantor by the Senior Trustee or to Monitoring, any Guarantor and the Senior Trustee by the Holders of at least 33 1/3% of all outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

          (4) the entry of a decree or order by a court having jurisdiction in the premises adjudging Monitoring or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Monitoring or any Guarantor under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Monitoring or any Guarantor, or of any substantial part of the property of Monitoring or any Guarantor, or ordering the winding up or liquidation of the affairs of Monitoring or any Guarantor, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

          (5) the institution by Monitoring or any Guarantor of proceedings to be adjudicated bankrupt or insolvent, or the consent by Monitoring or any Guarantor to the institution of bankruptcy or insolvency proceedings against either of them, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by either of them, to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Monitoring or any Guarantor, or of any substantial part of the property of Monitoring or any Guarantor, or the making by either of them of an assignment for the benefit of creditors.

     The failure to redeem any Notes subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

     If an Event of Default described in clause (1), (2) or (3) above with respect to the Notes at the time outstanding occurs and is continuing, then in every such case the Senior Trustee or the Holders of not less than 33 1/3% in principal amount of the outstanding Notes may declare the principal amount of all of the Notes to be due and payable immediately, by a notice in writing to Monitoring and any Guarantor (and to the Senior Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause (4) or (5) above occurs and is continuing, then the principal amount of all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Senior Trustee or any Holder.

     At any time after a declaration of acceleration with respect to the Notes has been made, the Holders of a majority in principal amount of the outstanding Notes, by written notice to Monitoring or any Guarantor and the Senior Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereto.

     Except as otherwise provided in the Senior Debt Indenture, or any supplement thereto, the Holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the Holders of all the Notes waive any past default described in clause (1), (2), (3) of the first paragraph of this section (or, in the case of a default described in clause (4) or (5) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all outstanding Notes may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Note, or (ii) in respect of a covenant or provision which under the Senior Debt Indenture cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

     Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Senior Debt Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default.

     During the existence of an Event of Default, the Senior Trustee is required to exercise such rights and powers vested in it under the Senior Debt Indenture in good faith. Subject to the provisions of the Senior Debt Indenture relating to the duties of the Senior Trustee, in case an Event of Default shall occur and be continuing, the Senior Trustee is not under any obligation to exercise any of its rights or powers under the Senior Debt Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Senior Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Senior Trustee, with respect to the Notes, the Holders of not less than a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Trustee, or exercising any trust or power conferred on the Senior Trustee under the Senior Debt Indenture.

     Monitoring is required to deliver to the Senior Trustee, within 120 days after the end of each fiscal year, a brief certificate of its compliance with all of the conditions and covenants under the Senior Debt Indenture.

DEFEASANCE OR COVENANT DEFEASANCE

     The Senior Debt Indenture will provide that Monitoring may, at its option and at any time, terminate its obligations with respect to the outstanding Notes and the obligations of the Guarantors with respect to the Guarantees ("defeasance"). Such defeasance means that Monitoring shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, except for the following which shall survive until otherwise terminated or discharged under the Senior Debt Indenture: (A) the rights of Holders of such outstanding Notes to receive, solely from the trust fund described in the Senior Debt Indenture, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (B) obligations of Monitoring to issue temporary Notes, register the transfer or exchange of any Notes, replace mutilated, destroyed, lost or stolen Notes, maintain an office or agency for payments in respect of the Notes and, if Monitoring acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to "additional amounts," as contemplated by the Senior Debt Indenture, if any, on such Notes as contemplated in the Senior Debt Indenture, (C) the rights, powers, trusts, duties and immunities of the Senior Trustee under the Senior Debt Indenture and (D) the defeasance provisions of the Senior Debt Indenture. In addition, Monitoring may, at its option and at any time, elect to terminate the obligations of Monitoring, POI and their respective Subsidiaries with respect to certain covenants that are set forth in the Senior Debt Indenture and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes ("covenant defeasance").

     In order to exercise either defeasance or covenant defeasance:

          (1) Monitoring shall irrevocably have deposited or caused to be deposited with the Senior Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (A) money in an amount (in such currency in which such Notes are then specified as payable at Stated Maturity), or (B) U.S. Government Obligations applicable to such Notes which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Notes, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the outstanding Notes on the Stated Maturity (or any Redemption Date selected by Monitoring, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the outstanding Notes on the day on which such payments are due and payable in accordance with the terms of the Senior Debt Indenture and of such Notes; provided, however, that the Senior Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to such Notes. Before such a deposit, Monitoring may give to the Senior Trustee, in accordance with the redemption provisions in the Senior Debt Indenture, a notice of its election to redeem all or any portion of such outstanding Notes at a future date in accordance with the terms of the Notes and the redemption provisions of the Senior Debt Indenture, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

          (2) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Senior Debt Indenture or any other material agreement or instrument to which Monitoring is a party or by which it is bound;

          (3) in the case of a covenant defeasance, Monitoring shall have delivered to the Senior Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (4) such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to the Senior Debt Indenture; and

          (5) Monitoring shall have delivered to the Senior Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Senior Debt Indenture to either defeasance or covenant defeasance, as the case may be, have been satisfied.

AMENDMENTS AND WAIVERS

     The Senior Debt Indenture will provide that at any time and from time to time, Monitoring and the Senior Trustee may, without the consent of any holder of Notes, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, to (i) cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Senior Debt Indenture; (ii) effect or maintain the qualification of the Senior Debt Indenture under the TIA; (iii) secure any Notes; (iv) add covenants for the protection of the holders of Notes;
(vi) to establish the forms or terms of Notes; (vii) make any other change that does not adversely affect in all material respects the rights under such Senior Debt Indenture of the holders of Notes thereunder; (viii) add any Guarantee;
(ix) evidence the acceptance of appointment by a successor trustee; and (x) to evidence the succession of another person to Monitoring or any Guarantor and the assumption by any such successor of the obligations of Monitoring or such Guarantor in accordance with the Senior Debt Indenture and the Notes. Other amendments and modifications of the Senior Debt Indenture or the Notes may be made by Monitoring and the Senior Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of Monitoring to pay any "additional amounts" contemplated by the Senior Debt Indenture (except as contemplated and permitted by certain provisions of the Senior Debt Indenture), or adversely affect, after the event giving rise to any right of repayment shall have occurred, any right of repayment at the option of any Holder of any Note, or change any place of payment described in the Senior Note Indenture where, or the currency in which, any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may
be), or adversely affect any right to convert or exchange any Notes as may be provided pursuant to the Senior Debt Indenture, or (2) reduce the percentage in principal amount of the outstanding Notes of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Senior Debt Indenture or certain defaults thereunder and their consequences provided for in the Senior Debt Indenture.

CERTAIN DEFINITIONS

     "Attributable Debt" means, as to any particular lease under which any Person is at the time liable at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof, excluding renewals, discounted at a rate per annum equal to the prevailing market interest rate, at the time such lease was entered into, on United States Treasury obligations having a maturity substantially the same as the average term of such lease, plus 3%. The net amount of rent required to be paid under any such lease for any such period shall be the amount of the rent payable by the lessee with respect to such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges and contingent rents such as those based on sales. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Change of Control" means (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act), other than the Principal and its Related Parties, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and rule 13d-5 under the Exchange
Act), directly or indirectly, of more than 35% of the Voting Stock of POI or Monitoring (measured by voting power rather than number of shares) or (ii) the first day on which a majority of the members of the Board of Directors of POI or Monitoring are not Continuing Directors.

     "Conditional Redemption" means a redemption pursuant to a notice of redemption that provides that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice of redemption.

     "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

     "Consolidated Net Assets" means the total assets shown on the most recent quarterly reviewed consolidated balance sheet of Monitoring and its consolidated subsidiaries, after deducting the amount of all current liabilities and goodwill and trademarks.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of Monitoring who (i) was a member of such Board of Directors on the date of the Senior Debt Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Domestic Subsidiary" means a subsidiary organized under the laws of one of the states of the United States or the District of Columbia.

     "Holder" means a Person in whose name a Note is registered.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB-(or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Group (or any successor to the rating agency business thereof), respectively.

     "Lien" means any mortgage, charge, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security agreement except: (a) liens for taxes, assessments, levies and other governmental charges (i) which are not yet delinquent or (ii) which are being contested in good faith by all appropriate proceedings; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, brokers' or other like liens (i) which do not remain unsatisfied or undischarged for a period of more than 90 days, or (ii) which are being contested in good faith by all appropriate proceedings; (c) attachment or judgment liens not giving rise to or an Event of Default and which are being contested in good faith by appropriate proceedings; (d) pledges or deposits in connection with workers compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements or to obtain the benefit of, or to comply with, laws; (e) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (f) easements, rights of way, restrictions, development orders, plats and other similar encumbrances.

     "Maturity," when used with respect to any Notes, means the date on which the principal of such Notes or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

     "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Monitoring, and delivered to the Senior Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Monitoring, including an employee of Monitoring.

     "Paying Agent" means any Person (including Monitoring acting as Paying Agent) authorized by Monitoring to pay the principal of (and premium, if any,
on) or interest on any Notes on behalf of Monitoring.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Principal" means Western Resources, Inc.

     "Rating Agencies" mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc. ("S&P"), and Moody's Investors Service, Inc. ("Moody's") or any successor to the respective rating agency businesses thereof.

     "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's any of the following categories: Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C (or equivalent successor categories) and (iii) the equivalent of any such category of S&P and Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P: 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

     "Rating Decline" means (i) a decrease of two or more gradations (including gradations within Rating Categories as well as between Rating Categories) in the rating of the Notes by either Rating Agency from the rating of the Notes by such Rating Agency or (ii) a withdrawal of the rating of the Notes by either Rating Agency, provided that such decrease or withdrawal occurs on, or within 90 days after, the date of public notice of the occurrence of a Change of Control or of the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either Rating Agency).

     "Related Party" with respect to the Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (A).

     "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement is the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

     "Stated Maturity," when used with respect to any Notes or any installment of principal thereof or interest thereon, means the date specified in such Notes as the fixed date on which the principal of such Notes or such installment of principal or interest is due and payable.

     "Subsidiary" means any corporation of which at the time of determination a Person, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

     "Subsidiary Guarantors" means each of WestSec and Westar and each other direct and indirect Subsidiary of Monitoring that is required to execute a Guarantee pursuant to the Senior Debt Indenture.

     "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Senior Debt Indenture were executed, except that any supplemental indenture executed pursuant to the Senior Debt Indenture shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

     "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or individuals performing similar functions of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following discussion is a summary of certain federal income tax considerations relevant to the exchange of Old Notes for New Notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively in a manner that could adversely affect a holder of the New Notes. The description does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations.

     EACH HOLDER SHOULD CONSULT HIS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF EXCHANGING OLD NOTES FOR NEW NOTES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of Old Notes for New Notes pursuant to the Exchange Offer should not constitute a sale or an exchange for federal income tax purposes. Accordingly, such exchange should have no federal income tax consequences to holders of Old Notes.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account in exchange for Old Notes pursuant to the Exchange Offer, where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. Monitoring has agreed that, for a period of 90 days after the Registration Statement is declared effective, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection
with any such resale. In addition, until                , 1998, all dealers
effecting transactions in the New Notes may be required to deliver a Prospectus.

     Monitoring and the Guarantors will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the Registration Statement is declared effective, Monitoring will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal or otherwise. Monitoring has agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Notes) other than commissions or concessions of any broker-dealers and will indemnify holders of the Old

Notes (including any broker-dealers) against certain liabilities, including certain liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the New Notes and Guarantees will be passed upon for Monitoring and the Guarantors by Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York.

                                    EXPERTS

     The consolidated balance sheets of the Company as of December 31, 1996 and 1997 and the consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1997, referenced in this Prospectus have been included herein in reliance on the report of Arthur Andersen LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

          ------------------------------------------------------------
          ------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITY OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR ANY OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                             PAGE
                                             ----
Available Information......................    i
Incorporation of Certain Documents by          i
  Reference................................
Forward-Looking Statements.................   ii
Certain Definitions........................   ii
Prospectus Summary.........................    1
Risk Factors...............................    7
Ratio of Earnings to Combined Fixed           14
  Charges..................................
The Exchange Offer.........................   15
Description of the New Notes...............   22
Certain United States Federal Income Tax      35
  Considerations...........................
Plan of Distribution.......................   35
Legal Matters..............................   36
Experts....................................   36

                            ------------------------
     UNTIL             , 1998, ALL DEALERS EFFECTING TRANSACTIONS IN THE NEW
NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                       OFFER TO EXCHANGE ALL OUTSTANDING
                                 7 3/8% SENIOR
                                 NOTES DUE 2005
                                      FOR
                                 7 3/8% SENIOR
                                 NOTES DUE 2005
                             ---------------------

                                   PROSPECTUS
                             ---------------------

                                            , 1998
          ------------------------------------------------------------
          ------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Certificates of Incorporation and the Bylaws of POI, Monitoring, Network Holdings, Network Multi-Family and Comsec and the Articles of Incorporation and Bylaws of WestSec, provide for the indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL") and the Kansas General Corporation Law (the "KGCL"), as applicable. The Articles of Incorporation and Bylaws of DSC provide for the indemnification of directors and, by a majority vote of its stockholders, officers to the fullest extent permitted by the Maryland General Corporation Law (the "MGCL"). Pursuant to the provisions of
Section 145 of the DGCL, each of POI and Monitoring has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that he is or was a director, officer, employee, or agent of such company against any and all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify under the DGCL only applies if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of such company and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 17-6305 of the KGCL provides for indemnification by a corporation of its corporate officers, directors, employees and agents or, if serving at the request of corporation, of any other corporation, partnership, joint venture, trust or other enterprise. The KGCL provides that a corporation may indemnify such persons who have been, are, or may become parties to an action, suit or proceeding due to their status as directors, officers, employees or agents of the corporation. Further, the KGCL grants authority to a corporation to implement its own broader indemnification policy. Section 2-418 of the MGCL permits a corporation to indemnify any director or officer of such corporation made party to any proceeding by reason of service in that capacity unless it is established that (i) the act of such person was material to the matter giving rise to the proceedings and was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper personal benefit, or (iii) such person had reasonable cause to believe the act or omission was unlawful.

     Indemnification is not available if such person has been adjudged to have been liable to Monitoring, unless and only to the extent that the Court of Chancery or the court in such action determines that, despite the adjudication of liability, but in view of all of the circumstances, the person is reasonably and fairly entitled to indemnification for such expenses as the court shall deem proper. The statutes also expressly provide that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

     The above discussion of the Certificates of Incorporation and Bylaws of POI and Monitoring, the Articles of Incorporation and Bylaws of WestSec and Westar,
Section 145 of the DGCL and Section 17-6305 of the KGCL is not intended to be exhaustive and is qualified in its entirety by reference thereto.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of POI, Monitoring, WestSec and Westar pursuant to the foregoing provisions, or otherwise, POI, Monitoring, WestSec and Westar have been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, POI, Monitoring, WestSec and Westar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits:

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------
          3.1            -- Certificate of Incorporation of POI, as amended
                            (incorporated by reference to the Form 10-Q filed for the
                            fiscal quarter ended June 30, 1998).
          3.2            -- Bylaws of POI (incorporated by reference to the Form 10-Q filed for the fiscal quarter ended June 30, 1998).
          3.3            -- Certificate of Incorporation of Monitoring, as amended
                            (incorporated by reference to the Form 10-Q filed for the
                            fiscal quarter ended June 30, 1998).
          3.4            -- Bylaws of Monitoring (incorporated by reference to the
                            Form 10-Q filed for the fiscal quarter ended June 30,
                            1998).
          3.5            -- Articles of Incorporation of WestSec, as amended.*
          3.6            -- Bylaws of WestSec.*
          3.7            -- Articles of Incorporation of Westar, as amended.*
          3.8            -- Bylaws of Westar.*
          3.9            -- Certificate of Incorporation of Network Holdings, as
                            amended.**
          3.10           -- Bylaws of Network Holdings.**
          3.11           -- Certificate of Incorporation of Network Multi-Family, as
                            amended.**
          3.12           -- Bylaws of Network Multi-Family.**
          3.13           -- Articles of Incorporation of DSC, as amended.**
          3.14           -- Bylaws of DSC.**
          3.15           -- Certificate of Incorporation of Comsec, as amended.**
          3.16           -- Bylaws of Comsec**
          4.1            -- Indenture, dated as of August 17, 1998, among Monitoring, as issuer, the Guarantors named therein and The Bank of
                            New York, as trustee.*
          4.2            -- Supplement to Indenture, among Monitoring, as issuer, the
                            Guarantors named therein and The Bank of New York, as
                            trustee.**
          5.1            -- Opinion of Weil, Gotshal & Manges LLP as to the validity of the securities registered hereby.**
         10.1            -- Purchase Agreement, dated as of August 12, 1998, among
                            Monitoring, as issuer, the Guarantors named therein and
                            the Initial Purchasers.*
         10.2            -- Registration Rights Agreement, dated as of August 17,
                            1998, among Monitoring, the Guarantors named therein and
                            the Initial Purchasers.*
         12.1            -- Statement regarding computation of ratio of earnings to fixed charges (incorporated by reference to the Amendment
                            No. 1 to Form S-3 of POI and Monitoring filed on May 5,
                            1998, Registration No. 333-50383).
         23.1            -- Consent of Weil, Gotshal & Manges LLP (included in the
                            opinion to be filed as Exhibit 5.1 to the Registration
                            Statement).
         23.2            -- Consent of Arthur Andersen LLP, independent auditors.*
         24.1            -- Powers of Attorney of directors and executive officers of the Co-Registrants (included on the signature pages
                            hereto).
         25.1            -- Statement of Eligibility and Qualification of The Bank of
                            New York, as trustee, under the Indenture listed as
                            Exhibit 4.1 hereto on Form T-1.**
         99.1            -- Form of Letter of Transmittal.*
         99.2            -- Form of Notice of Guaranteed Delivery.*

---------------

 * Filed herewith.

** To be filed by amendment.

ITEM 22. UNDERTAKINGS.

     (a) The undersigned Co-Registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) The undersigned Co-Registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) The undersigned Co-Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                        PROTECTION ONE, INC.
                                        PROTECTION ONE ALARM MONITORING, INC.

                                        By:        /s/ JOHN W. HESSE
                                           -------------------------------------
                                                       John W. Hesse
                                            Executive Vice President and Chief
                                                     Executive Officer

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One, Inc. and Protection One Alarm Monitoring, Inc., or on behalf of the undersigned as a director or officer of Protection One, Inc. and Protection One Alarm Monitoring, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

             /s/ JAMES M. MACKENZIE, JR.               President, Chief Executive    September 21, 1998
-----------------------------------------------------    Officer and Director
               James M. Mackenzie, Jr.                   (Principal Executive
                                                         Officer)

                  /s/ JOHN W. HESSE                    Executive Vice President,     September 21, 1998
-----------------------------------------------------    Chief Financial Officer
                    John W. Hesse                        and Secretary (Principal
                                                         Financial and Accounting
                                                         Officer)

                 /s/ PETER C. BROWN                    Director                      September 21, 1998
-----------------------------------------------------
                   Peter C. Brown

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ ROBERT M. CHEFITZ                  Director                      September 21, 1998
-----------------------------------------------------
                  Robert M. Chefitz

              /s/ HOWARD A. CHRISTENSEN                Director                      September 21, 1998
-----------------------------------------------------
                Howard A. Christensen

                   /s/ BEN M. ENIS                     Director                      September 21, 1998
-----------------------------------------------------
                     Ben M. Enis

                /s/ JOSEPH J. GARDNER                  Director                      September 21, 1998
-----------------------------------------------------
                  Joseph J. Gardner

                /s/ WILLIAM J. GREMP                   Director                      September 21, 1998
-----------------------------------------------------
                  William J. Gremp

                /s/ STEVEN L. KITCHEN                  Director                      September 21, 1998
-----------------------------------------------------
                  Steven L. Kitchen

               /s/ CARL M. KOUPAL, JR.                 Director                      September 21, 1998
-----------------------------------------------------
                 Carl M. Koupal, Jr.

              /s/ JOHN C. NETTELS, JR.                 Director                      September 21, 1998
-----------------------------------------------------
                John C. Nettels, Jr.

               /s/ JANE DRESNER SADAKA                 Director                      September 21, 1998
-----------------------------------------------------
                 Jane Dresner Sadaka

                 /s/ JAMES Q. WILSON                   Director                      September 21, 1998
-----------------------------------------------------
                   James Q. Wilson

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                        WESTSEC, INC.

                                        By:        /s/ JOHN W. HESSE
                                           -------------------------------------
                                                       John W. Hesse
                                                  Treasurer and Secretary

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of WestSec, Inc., or on behalf of the undersigned as a director or officer of WestSec, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

               /s/ STEVEN A. MILLSTEIN                 President and Director        September 21, 1998
-----------------------------------------------------    (Principal Executive
                 Steven A. Millstein                     Officer)

                  /s/ JOHN W. HESSE                    Treasurer, Secretary and      September 21, 1998
-----------------------------------------------------    Director (Principal
                    John W. Hesse                        Financial and Accounting
                                                         Officer)

                /s/ JOHN E. MACK, III                  Director                      September 21, 1998
-----------------------------------------------------
                  John E. Mack, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                            WESTAR SECURITY, INC.

                                            By:      /s/ JOHN W. HESSE
                                              ----------------------------------
                                                        John W. Hesse
                                                   Treasurer and Secretary

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Westar Security, Inc., or on behalf of the undersigned as a director or officer of Westar Security, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

               /s/ STEVEN A. MILLSTEIN                 President and Director        September 21, 1998
-----------------------------------------------------    (Principal Executive
                 Steven A. Millstein                     Officer)

                  /s/ JOHN W. HESSE                    Treasurer, Secretary and      September 21, 1998
-----------------------------------------------------    Director (Principal
                    John W. Hesse                        Financial and Accounting
                                                         Officer)

                /s/ JOHN E MACK, III                   Director                      September 21, 1998
-----------------------------------------------------
                  John E Mack, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                            NETWORK HOLDINGS, INC.
                                            NETWORK MULTI-FAMILY
                                            SECURITY CORPORATION

                                            By:      /s/ JOHN W. HESSE
                                              ----------------------------------
                                                        John W. Hesse
                                                     Assistant Secretary

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Network Holdings, Inc. and Network Multi-Family Security Corporation, or on behalf of the undersigned as a director or officer of Network Holdings, Inc. and Network Multi-Family Security Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----
                /s/ STEVE V. WILLIAMS                  President and Director        September 21, 1998
-----------------------------------------------------    (Principal Executive
                  Steve V. Williams                      Officer)

                  /s/ JOHN W. HESSE                    Assistant Secretary and       September 21, 1998
-----------------------------------------------------    Director (Principal
                    John W. Hesse                        Financial and Accounting
                                                         Officer)

                /s/ JOHN E. MACK, III                  Director                      September 21, 1998
-----------------------------------------------------
                  John E. Mack, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                            DSC ENTERPRISES, INC.

                                            By:      /s/ JOHN W. HESSE
                                              ----------------------------------
                                                        John W. Hesse
                                                   Treasurer and Secretary

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of DSC Enterprises, Inc., or on behalf of the undersigned as a director or officer of DSC Enterprises, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

               /s/ STEVEN A. MILLSTEIN                 President and Director        September 21, 1998
-----------------------------------------------------    (Principal Executive
                 Steven A. Millstein                     Officer)

                  /s/ JOHN W. HESSE                    Treasurer, Secretary and      September 21, 1998
-----------------------------------------------------    Director (Principal
                    John W. Hesse                        Financial and Accounting
                                                         Officer)

                /s/ JOHN E. MACK, III                  Vice President and Director   September 21, 1998
-----------------------------------------------------
                  John E. Mack, III

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Co-Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 21, 1998.

                                          COMSEC/NARRAGANSETT SECURITY, INC.

                                          By:       /s/ JOHN W. HESSE
                                            ------------------------------------
                                                       John W. Hesse
                                                  Treasurer and Secretary

                               POWER OF ATTORNEY

     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-4 of Protection One Alarm Monitoring, Inc. and the Guarantors named therein under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Comsec/Narragansett Security, Inc. or on behalf of the undersigned as a director or officer of Comsec/Narragansett Security, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

                      SIGNATURE                                   TITLE                     DATE
                      ---------                                   -----                     ----

                /s/ THOMAS K. RANKIN                   President                     September 21, 1998
-----------------------------------------------------
                  Thomas K. Rankin

                /s/ JOHN E. MACK, III                  Vice President and Director   September 21, 1998
-----------------------------------------------------
                  John E. Mack, III

                  /s/ JOHN W. HESSE                    Secretary, Treasurer and      September 21, 1998
-----------------------------------------------------    Director
                    John W. Hesse

               /s/ STEVEN A. MILLSTEIN                 Director                      September 21, 1998
-----------------------------------------------------
                 Steven A. Millstein

                               INDEX TO EXHIBITS

        EXHIBIT
          NO.                                    DESCRIPTION
        -------                                  -----------

          3.5            -- Articles of Incorporation of WestSec, as amended.
          3.6            -- Bylaws of WestSec.
          3.7            -- Articles of Incorporation of Westar, as amended.
          3.8            -- Bylaws of Westar.
          4.1            -- Indenture, dated as of August 17, 1998, among Monitoring, as issuer, the Guarantors named therein and The Bank of
                            New York, as trustee.
         10.1            -- Purchase Agreement, dated as of August 12, 1998, among
                            Monitoring, as issuer, the Guarantors named therein and
                            the Initial Purchasers.
         10.2            -- Registration Rights Agreement, dated as of August 17,
                            1998, among Monitoring, the Guarantors named therein and
                            the Initial Purchasers.
         23.2            -- Consent of Arthur Andersen LLP, independent auditors.
         99.1            -- Form of Letter of Transmittal.
         99.2            -- Form of Notice of Guaranteed Delivery.